Exhibit 4.1

INDENTURE,

dated as of November 20, 2017,

among

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

as Issuer,

THE GUARANTORS HEREAFTER PARTIES HERETO,

as Guarantors

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee and Collateral Agent

6.50% Senior Secured Notes due 2025

v

This INDENTURE, dated as of November 20, 2017, among Kratos Defense & Security Solutions, Inc., a Delaware corporation (the “Company”), the Guarantors (as herein defined) hereafter parties hereto and Wilmington Trust, National Association, as Trustee (in such capacity, the “Trustee”) and Collateral Agent (in such capacity, the “Collateral Agent”).

Each party agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 6.50% Senior Secured Notes due 2025 (the “Initial Notes”):

ARTICLE ONE
DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.                                   Definitions.

“Acquired Indebtedness” means with respect to any specified Person, (1) Indebtedness of any Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary, (2) Indebtedness assumed in connection with the acquisition of assets from such Person, or (3) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, in each case whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to have been incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clauses (2) and (3) of the preceding sentence, on the date of consummation of such acquisition of assets.

“Additional Notes” means all 6.50% Senior Secured Notes due 2025 issued after the Issue Date (other than pursuant to Sections 2.06, 2.07, 2.10 and 3.06 of this Indenture) from time to time in accordance with the terms of this Indenture, including, without limitation, the provisions of Section 2.02, whether or not they bear the same CUSIP number (and they will be required to bear a different CUSIP number if they are not fungible with the Initial Notes for federal income tax purposes).

“Administrative Agent” has the meaning set forth in the definition of the term “Credit Facility.”

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under direct or indirect common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. The terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Affiliate Transaction” has the meaning set forth in Section 4.15.

“Agent” means any Registrar, Paying Agent or co-Registrar.

“Agent Members” has the meaning set forth in Section 2.14 and means, with respect to the Depository, Euroclear or Clearstream, a Person who has an account with the Depository, Euroclear or Clearstream, respectively (and, with respect to the Depository, shall include Euroclear and Clearstream).

“Applicable Premium” means, with respect to a Note at any Redemption Date, the greater of (i) 1.00% of the principal amount of such Note and (ii) the excess of (A) the present value at such Redemption Date of (1) the redemption price of such Note on November 30, 2020 (such redemption price being that described in Section 3.01(a)), plus (2) all required remaining scheduled interest payments due on such Notes through November 30, 2020 (excluding accrued but unpaid interest to the date of redemption), with such present value being computed for purposes of both clauses (1) and (2) using a discount rate equal to the Treasury Rate, plus 50 basis points, over (B) the principal amount of such Note on such Redemption Date. Calculation of the Applicable Premium will be made by the Company or on behalf of the Company by such Person as the Company shall designate.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depository, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Acquisition” means:

(1)                                 an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or

(2)                                 the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other disposition (other than a Lien permitted in accordance with this Indenture) or a series of related sales, issuances, conveyances, transfers, leases, assignments of dispositions (including by way of a sale and leaseback transaction) that are part of a common plan for value by the Company or any of its Restricted Subsidiaries of:

(1)                                 any Capital Stock of any Restricted Subsidiary of the Company; or

(2)                                 any other property or assets of the Company or any Restricted Subsidiary of the Company, other than in the ordinary course of business;

provided, however, that Asset Sales shall not include:

(a)                                 a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $5.0 million;

(b)                                 the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Section 5.01;

(c)                                  any Restricted Payment permitted under Section 4.09 or a Permitted Investment;

(d)                                 the sale of Cash Equivalents;

(e)                                  the sale or other disposition of used, worn out, obsolete or surplus equipment or damaged equipment the repair of which in the good faith determination of the Company is non-economical;

(f)                                   a disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary of the Company to a Restricted Subsidiary; provided, that in the case of a disposition of Collateral, the transferee shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral disposed of to the transferee, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions;

(g)                                  the non-exclusive license or sublicense of intellectual property or other intangibles in the ordinary course of business that do not materially interfere with the business of the Company and its Restricted Subsidiaries;

(h)                                 dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(i)                                     the unwinding of any Commodity Agreement or Credit Facility Hedging Obligations (including sales under forward contracts);

(j)                                    any dispositions to the extent required by, or made pursuant to customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding agreements;

(k)                                 the lease or sublease of office space; and

(l)                                     to the extent allowable under Section 1031 of the Code (or comparable or successor provision), any exchange of like property (excluding any boot thereon) for use in any Permitted Business in the ordinary course of business.

“Attributable Debt” in respect of a sale and leaseback transaction occurring on or after the date of this Indenture means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended), determined in accordance with GAAP; provided, however, if such sale and leaseback transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of Capitalized Lease Obligation.

“Authenticating Agent” has the meaning set forth in Section 2.02.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended, and codified as 11 U.S.C. §§101 et seq.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition or the passage of time.

“Board of Directors” means, as to any Person, the board of directors or similar governing body of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means a day that is not a Legal Holiday.

“Capital Stock” means:

(1)                                 with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person;

(2)                                 with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person;

(3)                                 any warrants, rights or options to purchase any of the instruments or interests referred to in clause (1) or (2) above (but excluding any debt securities convertible or exchangeable into such equity); and

(4)                                 any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Cash Equivalents” means:

(1)                                 U.S. dollars, or in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(2)                                 marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

(3)                                 marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;

(4)                                 commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s;

(5)                                 certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined net capital and surplus of not less than $250.0 million;

(6)                                 repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (2) above entered into with any bank meeting the qualifications specified in clause (5) above; and

(7)                                 investments in money market funds which invest exclusively in assets satisfying the requirements of clauses (1) through (6) above.

“Cash Management Obligations” means, with respect to any Person, all obligations (including fees, expenses and overdrafts and related liabilities) of such Person to any other Person that arise from credit cards, stored value cards, credit card processing services, debit cards, purchase cards (including so called “procurement cards” or “P-cards”), treasury, depositary or cash management services, including in connection with any automated clearing house transfers of funds, or any similar transactions.

“Change of Control” means the occurrence of one or more of the following events:

(1)                                 any direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company to any Person or “group” (as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) of related Persons (a “Group”);

(2)                                 the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation, winding up or dissolution of the Company; or

(3)                                 any Person or Group is or becomes the Beneficial Owner, directly or indirectly, in the aggregate of more than 50% of the total voting power of the Voting Stock of the Company.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) the Company becomes a direct or indirect Wholly Owned Subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no Person (other than a holding company satisfying the requirements of this sentence) is the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Change of Control Offer” has the meaning set forth in Section 4.10.

“Change of Control Payment” has the meaning set forth in Section 4.10.

“Change of Control Payment Date” has the meaning set forth in Section 4.10.

“Clearstream” means Clearstream Banking, societe anonyme.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all of the assets of the Company or any Guarantor, whether now owned or hereafter existing and whether real, personal or mixed, with respect to which a Lien is granted or held as security for the Indenture Obligations and any Permitted Additional Pari Passu Obligations.

“Collateral Agent” has the meaning set forth in the preamble to this Indenture, including any successors thereto in such capacity.

“Collateral Agreements” means, collectively, the Intercreditor Agreement, the Security Agreement and each Mortgage, together with any pledge agreements, hypothecs, collateral agency agreements, collateral assignments, debentures, control agreements and other instruments and documents executed and delivered pursuant to this Indenture or any of the other Collateral Agreements (including, without limitation, the financing statements under the Uniform Commercial Code of any state), in each case, as the same may amended or supplemented from time to time in accordance with their terms.

“Commodity Agreement” means any hedging agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in commodity prices and not entered into for speculative purposes.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock, whether outstanding on the Issue Date or issued thereafter, and includes, without limitation, all series and classes of such common stock.

“Company” has the meaning set forth in the preamble to this Indenture.

“Consolidated EBITDA” means, with respect to any Person, for any period:

(x) the sum (without duplication) of:

(1)                                 Consolidated Net Income;

(2)                                 to the extent Consolidated Net Income has been reduced thereby:

(a)                                 all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (or minus any income tax benefit);

(b)                                 Consolidated Interest Expense, and interest attributable to write-offs of deferred financing costs;

(c)                                  Consolidated Non-cash Charges (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was capitalized at the time of payment);

(d)                                 all consolidated non-recurring losses for such period (including, without limitation, any losses, charges, costs or expenses related to the refinancing, retirement or redemption of the Company’s Indebtedness);

(e)                                  costs related to severance and lease terminations associated with restructuring activities; and

(3)                                 the amount of “run-rate” cost savings, operating expense reductions, operating improvements and synergies that are reasonably identifiable, factually supportable and projected by the Company in good faith to be realized as a result of mergers and other business combinations, Permitted Investments, divestitures, insourcing initiatives, cost savings initiatives, plant consolidations, openings and closings, product rationalization and other similar initiatives, in each case to the extent not prohibited by this Indenture (collectively, “Initiatives”) (calculated on a pro forma basis as though such cost-savings, operating expense reductions, operating improvements and synergies had been realized on the first day of the Four Quarter Period most recently ending on or prior to the date of the transaction or event giving rise to the need to make such calculation or determination), net of the amount of actual benefits realized in respect thereof; provided that (i) actions to achieve such cost savings, operating expense reductions, operating improvements and synergies have been, or will be, taken within 12 months of the applicable Initiative, (ii) no cost savings, operating expense reductions, operating improvements or synergies shall be added pursuant to this clause (3) to the extent duplicative of any expenses or charges otherwise added to (or excluded from) Consolidated EBITDA whether through a pro forma adjustment or otherwise, (iii) projected (and not yet realized) amounts may not be added in calculating Consolidated EBITDA pursuant to this clause (3) to the extent occurring more than eight full fiscal quarters after the applicable Initiative, (iv) the Company must deliver to the Trustee (A) an Officers’ Certificate setting forth such estimated cost-savings, operating expense reductions, operating improvements and synergies and (B) information and calculations supporting in reasonable detail such estimated cost savings, operating expense reductions, operating improvements and synergies and (v) with respect to any Four Quarter Period, the aggregate amount added back in the calculation of Consolidated EBITDA for such Four Quarter Period pursuant to this clause (3) shall not exceed 20.0% of Consolidated EBITDA (calculated prior to giving effect to any add-backs pursuant to this clause (3));

(y) reduced by, to the extent Consolidated Net Income has been increased thereby, all

i.                                          non-recurring gains for such period, and

ii.                                       non-cash items for such period (excluding any such items which represent the recognition of deferred revenue, the reversal of, or reserve for, anticipated cash charges that reduced Consolidated EBITDA in any prior period, and any such items for which cash was received in a prior period that did not increase Consolidated EBITDA in any prior period), all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” means, as of any Determination Date, the ratio of Consolidated EBITDA of such Person during the Four Quarter Period for which financial statements prepared on a consolidated basis in accordance with GAAP are available to Consolidated Fixed Charges of such Person for the Four Quarter Period.

In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1)                                 the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Determination Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period;

(2)                                 regardless of whether any revolving credit facility was actually fully drawn during such period, the Consolidated Fixed Charges relating to such revolving credit facility shall be calculated as if loans had been outstanding thereunder in an aggregate principal amount equal to the revolving commitments thereunder, as increased (if applicable), for such entire period (regardless of any limitation imposed thereunder in the making of any such loans, including as a result of any “borrowing base” limitation); and

(3)                                 any Asset Sale or other disposition or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of any such Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Determination Date), as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness and also including any Consolidated EBITDA associated with such Asset Acquisition) occurred on the first day of the

Four Quarter Period; provided that the Consolidated EBITDA of any Person acquired shall be included only to the extent includible pursuant to the definition of “Consolidated Net Income.” If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio”:

(1)                                 interest on outstanding Indebtedness determined on a fluctuating basis as of the Determination Date (including Indebtedness actually incurred on the Determination Date) and which will continue to be so determined thereafter shall be deemed to have accrued at the average rate per annum on such Indebtedness during the Four Quarter Period (or if less, such period of time that it was outstanding) prior to the Determination Date; provided that interest on any Indebtedness actually incurred on the Determination Date or not outstanding on the last date of such Four Quarter Period, shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect (or that would be in effect) on the Determination Date; and

(2)                                 notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1)                                 Consolidated Interest Expense (excluding amortization or write-off of deferred financing costs); plus

(2)                                 the product of (x) the amount of all dividend payments on any Disqualified Capital Stock of such Person and any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

“Consolidated Interest Expense” means, with respect to any Person for any period, the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP, and including, without duplication: (a) all amortization or accretion of original issue discount; (b) the interest component of Attributable Debt and Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period; and (c) net cash costs under all Interest Swap Obligations (including amortization of fees); reduced by the interest income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person, for any period, the aggregate net income (or net loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom:

(1)                                 after-tax gains and losses from Asset Sales or abandonments or reserves relating thereto;

(2)                                 after-tax items classified as extraordinary gains or losses;

(3)                                 solely for purposes of Section 4.09, the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise;

(4)                                 the net income of any Person, other than the referent Person or a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Restricted Subsidiary of the referent Person by such Person;

(5)                                 any restoration to income of any material contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

(6)                                 income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

(7)                                 all gains and losses realized on or because of the purchase or other acquisition by such Person or any of its Restricted Subsidiaries of any securities of such Person or any of its Restricted Subsidiaries;

(8)                                 the cumulative effect of a change in accounting principles;

(9)                                 interest expense attributable to dividends on Qualified Capital Stock pursuant to Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”;

(10)                          non-cash charges resulting from the impairment of intangible assets;

(11)                          non-cash charges resulting from the amortization of intangible assets;

(12)                          non-cash charges resulting from the amortization of deferred financing costs and expenses;

(13)                          any non-cash compensation or other non-cash expenses or charges arising from the grant of or issuance or repricing of stock, stock options or other equity-based awards or any amendment, modification, substitution or change of any such stock, stock options or other equity-based awards;

(14)                          in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets;

(15)                          any fees, expenses and other costs incurred or paid in connection with the Offering of the Notes; and

(16)                          any expenses or charges related to any Equity Offering, Asset Sale, merger, amalgamation, consolidation, arrangement, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by this Indenture (including a refinancing thereof) (whether or not successful).

“Consolidated Non-cash Charges” means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash items and expenses of such Person and its Restricted Subsidiaries to the extent they reduce Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

“Consolidated Secured Net Leverage Ratio” means, with respect to any Person, the ratio of (1) the aggregate amount of Secured Debt of such Person and its Restricted Subsidiaries as of the last day of the Four Quarter Period preceding the Determination Date (determined on a consolidated basis in accordance with GAAP) less unrestricted cash and Cash Equivalents of the Company and its Restricted Subsidiaries to (2) Consolidated EBITDA for the Four Quarter Period. The Consolidated Secured Net Leverage Ratio shall be calculated in a manner consistent with the pro forma provisions (to the extent applicable) of the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Consolidated Total Net Leverage Ratio” means, with respect to any Person, the ratio of (1) the aggregate amount of Indebtedness of such Person and its Restricted Subsidiaries as of the last day of the Four Quarter Period preceding the Determination Date (determined on a consolidated basis in accordance with GAAP) less unrestricted cash and Cash Equivalents of the Company and its Restricted Subsidiaries as of the last day of the Four Quarter Period to (2) Consolidated EBITDA for the Four Quarter Period. The Consolidated Total Net Leverage Ratio shall be calculated in a manner consistent with the pro forma provisions (to the extent applicable) of the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at Wilmington Trust, National Association, 50 South Sixth Street, Suite 1290, Minneapolis, MN 55402, Attn:  Kratos Defense Administrator.

“Covenant Defeasance” has the meaning set forth in Section 8.01.

“Credit Facility” means the Credit and Security Agreement dated as of May 14, 2014 (as amended and restated through the Issue Date), by and among the Company, the lenders party thereto from time to time and SunTrust Bank, as administrative agent and collateral agent (in such capacity, together with its successors and assigns, the “Administrative Agent”), setting forth the terms and conditions of the senior credit facility, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced in whole or in part from time to time that extend the maturity of, refinance, replace or otherwise restructure (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted to be incurred pursuant to (a) clause (2) of the definition of “Permitted Indebtedness” and/or (b) (i) the Consolidated Fixed Charge Coverage Ratio test under Section 4.08 and/or (ii) clause (15) of the definition of “Permitted Indebtedness” that, in the case of each of such clauses (i) and (ii), is secured by a Permitted Lien described in clause (22) of the definition thereof and that is subject to the Intercreditor Agreement) or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

“Credit Facility Cash Management Obligations” means any Cash Management Obligations secured by any collateral under the Credit Facility Collateral Documents pursuant to a Permitted Lien described in clause (23) of the definition thereof.

“Credit Facility Collateral Documents” has the meaning ascribed thereto in the Intercreditor Agreement.

“Credit Facility Hedging Obligations” means, collectively, any Interest Swap Obligations that are permitted to be incurred under clause (4) of the definition of “Permitted Indebtedness,” Indebtedness under Currency Agreements that are permitted to be incurred under clause (5) of the definition of “Permitted Indebtedness” and Indebtedness under Commodity Agreements that are permitted to be incurred under clause (14) of the definition of “Permitted Indebtedness,” in each case, that are secured by any Credit Facility Priority Collateral under the Credit Facility Collateral Documents pursuant to Liens subject to the Intercreditor Agreement.

“Credit Facility Priority Collateral” has the meaning assigned to such term in the Intercreditor Agreement.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values and not entered into for speculative purposes.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Code.

“Debt Facility” means one or more debt facilities (including, without limitation, the Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or issuances of debt securities evidenced by notes, debentures, bonds or similar instruments, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities) in whole or in part from time to time (and whether or not with the original administrative agent, lenders or trustee or another administrative agent or agents, other lenders or trustee and whether provided under the original Credit Facility or any other credit or other agreement or indenture).

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Determination Date” means, with respect to any calculation or valuation, the date on which a calculation or valuation is made.

“Depository” means the Depository Trust Company, its nominees and successors.

“Discontinued Subsidiaries” means Restricted Subsidiaries of the Company that have been classified as “discontinued operations” in Note 8 to the Company’s audited consolidated financial statements for the fiscal year ended December 25, 2016.

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event that would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except in each case, upon the occurrence of a Change of Control) on or prior to the first anniversary of the final maturity date of the Notes for cash or is convertible into or exchangeable for debt securities of the Company or its Subsidiaries at any time prior to such anniversary.

“Domestic Restricted Subsidiary” means, with respect to any Person, a Domestic Subsidiary of such Person that is a Restricted Subsidiary of such Person.

“Domestic Subsidiary” means, with respect to any Person, a Subsidiary of such Person that is not a Foreign Subsidiary of such Person.

“Equity Offering” means an underwritten public offering of Common Stock of the Company pursuant to a registration statement filed with the SEC (other than on Form S-8) or any private placement of Common Stock of the Company to any Person other than issuances upon exercise of options by employees of the Company or any of its Restricted Subsidiaries.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

“Event of Default” has the meaning set forth in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Excluded Assets” means:

(1)                                 vehicles and other items covered by certificates of title or ownership to the extent that a security interest cannot be perfected solely by filing a UCC-1 financing statement (or similar instrument);

(2)                                 leasehold interests in real property with respect to which the Company or any Guarantor is a tenant or subtenant;

(3)                                 (A) any asset or property right of any nature if the grant of security interest therein to the Collateral Agent shall constitute or result in the abandonment, invalidation or unenforceability of such asset or property right or the loss of use of such asset or property right and (B) any lease, license, contract or agreement if the grant of a security interest therein to the Collateral Agent shall constitute or result in a breach, termination or default under any lease, license, contract or agreement, other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity, to which the Company or any Guarantor is party;

(4)                                 any asset or property right of any nature to the extent that any applicable law or regulation prohibits the creation of a security interest thereon (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity);

(5)                                 any applications for trademarks or service marks filed in the United States Patent and Trademark Office (the “PTO”) pursuant to 15 U.S.C. §1051 Section 1(b) unless and until evidence of use of the mark in interstate commerce is submitted to the PTO pursuant to 15 U.S.C. §1051 Section 1(c) or Section 1(d);

(6)                                 the voting Capital Stock of any Foreign Subsidiary in excess of 65% of all of the outstanding voting Capital Stock of such Foreign Subsidiary;

(7)                                 property and assets owned by the Company or any Guarantor that are the subject of Permitted Liens described in clause (6) or (7) of the definition thereof for so long as such Permitted Liens are in effect and the Indebtedness secured thereby otherwise prohibits any other Liens thereon;

(8)                                 any Capital Stock of any Discontinued Subsidiary;

(9)                                 (i) deposit and securities accounts the balance of which consists exclusively of (a) withheld income taxes and federal, state or local employment taxes in such amounts as are required to be paid to the Internal Revenue Service or state or local government agencies within the following two months with respect to employees of the Company or any of the Guarantors, and (b) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of the Company or any Guarantor, and (ii) all segregated deposit accounts constituting (and the balance of which consists solely of funds set aside in connection with) tax accounts and trust accounts;

(10)                          real property owned in fee by the Company and Guarantors with a Fair Market Value of less than $3.0 million; and

(11)                          any right of the United States Government, or any agency or instrumentality thereof, in or to any property or asset that is the subject of a contract with the Company or any Guarantor, whether tangible or intangible, that arises pursuant to federal acquisition regulations or other similar laws or rules governing contracts with the United States Government, its agencies or instrumentalities.

provided that notwithstanding anything to the contrary in this definition, no asset described in clause (1) through (10) above shall constitute an “Excluded Asset” if such asset is subject to a Permitted Lien described in clause (18) or (22) of the definition thereof.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee; provided that with respect to any price less than $5.0 million only the good faith determination by the Company’s senior management shall be required.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary that is organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia.

“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia.

“Four Quarter Period” means, with respect to any Person, the four consecutive full fiscal quarters most recently ending on or prior to the date of the transaction or event giving rise to the need to make such calculation or determination.

“GAAP” means accounting principles generally accepted in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

“Global Notes” has the meaning set forth in Section 2.01.

“Guarantee” has the meaning set forth in Section 10.01.

“Guarantor” means (1) each of the Company’s Domestic Restricted Subsidiaries existing on the Issue Date and (2) each of the Company’s Domestic Restricted Subsidiaries that in the future executes a supplemental indenture in which such Domestic Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“IAI” means an institution that is an “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and is not a QIB.

“IAI Global Notes” has the meaning set forth in Section 2.01.

“incur” has the meaning set forth in Section 4.08.

“Indebtedness” means with respect to any Person, without duplication:

(1)                                 all Obligations of such Person for borrowed money;

(2)                                 all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)                                 all Capitalized Lease Obligations and Attributable Debt of such Person;

(4)                                 all Obligations of such Person issued or assumed as the deferred purchase price of property, including holdbacks, earn-outs, or similar obligations, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and any deferred purchase price represented by earn outs consistent with the Company’s past practice);

(5)                                 all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, whether or not then due;

(6)                                 guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

(7)                                 all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any Lien on any property or asset of such Person, the amount of any such Obligation being deemed to be the lesser of the Fair Market Value of the property or asset securing such Obligation or the amount of such Obligation;

(8)                                 all Interest Swap Obligations and all Obligations under Currency Agreements of such Person; and

(9)                                 all Disqualified Capital Stock, or with respect to a Non-Guarantor Subsidiary, any Preferred Stock, issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock or Preferred Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

The amount of any Indebtedness outstanding as of any date will be:

(1)                                the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)                                the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)                                in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person without recourse to such Person or any of its assets (other than to the assets that are the subject of such Lien), the lesser of:

(A)                               the Fair Market Value of such assets that are the subject of such Lien at the date of determination; and

(B)                               the amount of the Indebtedness of the other Person.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock or Preferred Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock or Preferred Stock as if such Disqualified Capital Stock or Preferred Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock or Preferred Stock, such Fair Market Value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock or Preferred Stock.

Notwithstanding the foregoing, money borrowed and set aside at the time of the incurrence of any Indebtedness in order to pre-fund the payment of interest on such Indebtedness shall not be deemed to be “Indebtedness;” provided that such money is held to secure the payment of such interest.

“Indemnified Party” has the meaning set forth in Section 7.07.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“Indenture Documents” means, collectively, the Notes, this Indenture, the Guarantees and the Collateral Agreements.

“Indenture Obligations” means all Obligations of the Company and the Guarantors under the Indenture Documents. Indenture Obligations shall include all interest, fees and other amounts accrued (or which would, absent the commencement of an insolvency or liquidation proceeding, accrue) after the commencement of an insolvency or liquidation proceeding in accordance with and at the rate specified in the relevant Indenture Document whether or not the claim for such interest, fees and other amounts is allowed as a claim in such insolvency or liquidation proceeding.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in any business conducted or proposed to be conducted by the Company and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.

“Initial Notes” has the meaning set forth in the preamble to this Indenture.

“Intercreditor Agreement” means the Intercreditor Agreement between the Administrative Agent and the Collateral Agent and acknowledged by the Company and the Guarantors, dated as of the Issue Date, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Interest Payment Date” means the stated maturity of an installment of interest on the Notes.

“Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements and not entered into for speculative purposes.

“Investment” in any Person means any direct or indirect advance, loan (other than advances or extensions of trade credit to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition for value of Capital Stock, Indebtedness or other similar instruments issued by such Person. If the Company or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Company or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time. The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person at such time. Except as otherwise provided for herein, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value.

For purposes of the definition of “Unrestricted Subsidiary,” the definition of “Restricted Payment” and Section 4.09:

(1)                                 “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as an Unrestricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2)                                 any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or any other equivalent rating by any Rating Agency, in each case, with a stable or better outlook.

“Issue Date” means November 20, 2017.

“Legal Defeasance” has the meaning set forth in Section 8.01.

“Legal Holiday” has the meaning set forth in Section 11.07.

“Lien” means any lien (statutory or otherwise), mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any sale and leaseback transaction and any agreement to give any security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code, whether or not filed, recorded or otherwise perfected under applicable law).

“Maturity Date” means November 30, 2025.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgages” means the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents creating Liens securing the Indenture Obligations and any Permitted Additional Pari Passu Obligations on the Premises as well as on the other Collateral encumbered by and described in the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

(1)                                 reasonable out-of-pocket costs, commissions, expenses and fees incurred by the Company or such Restricted Subsidiary, as the case may be, in connection with such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

(2)                                 all taxes and other costs and expenses actually paid or estimated in good faith by the Company or such Restricted Subsidiary, as the case may be, to be payable in cash in connection with such Asset Sale;

(3)                                 repayment of Indebtedness that is secured by the property or assets that are the subject of such Asset Sale and is required to be repaid in connection with such Asset Sale; and

(4)                                 appropriate amounts to be provided by the Company or such Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale;

provided, however, that if, after the payment of all taxes with respect to such Asset Sale, the amount of estimated taxes, if any, pursuant to clause (2) above exceeded the tax amount actually paid in cash in respect of such Asset Sale, the aggregate amount of such excess shall, at such time, constitute Net Cash Proceeds.

“Net Proceeds Offer” shall have the meaning set forth in Section 4.11.

“Net Proceeds Offer Amount” shall have the meaning set forth in Section 4.11.

“Net Proceeds Offer Trigger Date” shall have the meaning set forth in Section 4.11.

“Non-Guarantor Subsidiary” means any Restricted Subsidiary that is not a Guarantor.

“Non-U.S. Person” means a Person who is not a U.S. person, as defined in Regulation S.

“Notes” means the Initial Notes and the Additional Notes, if any, treated as single class of securities for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

“Notes Priority Collateral” has the meaning assigned to the term “Indenture Priority Collateral” in the Intercreditor Agreement.

“Obligations” means all obligations for principal, premium, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), and other amounts accrued (or which would, absent the commencement of an insolvency or liquidation proceeding, accrue), guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offering” means the offering of the Initial Notes hereunder.

“Officer” means the chief executive officer, the president, the chief financial officer or any vice president of the Company.

“Officers’ Certificate” means a certificate signed by two Officers of the Company, at least one of whom shall be the chief financial officer of the Company, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel who may be an employee of or counsel to the Company or any of its Subsidiaries, or other counsel who is reasonably acceptable to the Trustee.

“Paying Agent” has the meaning set forth in Section 2.03.

“Permitted Additional Pari Passu Obligations” means obligations permitted to be incurred in accordance with Section 4.08 under any Additional Notes or other Indebtedness secured by liens pari passu with the Notes on the Collateral in compliance with clause (25) under the definition of “Permitted Liens”; provided that (i) the representative of such Permitted Additional Pari Passu Obligations executes a joinder agreement to the Security Agreement in the form attached thereto agreeing to be bound thereby and by the Intercreditor Agreement and (ii) the Company has designated such debt as “Permitted Additional Pari Passu Obligations” under the Security Agreement.

“Permitted Business” means any business that is the same as or similar, reasonably related, complementary or incidental to the business in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

“Permitted Indebtedness” has the meaning set forth in Section 4.08(c).

“Permitted Investments” means:

(1)                                 Investments by the Company or any Restricted Subsidiary of the Company in any Person that is engaged in a Permitted Business and is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate with or into the Company or a Restricted Subsidiary, or that transfers or conveys all or substantially all of its assets to the Company or a Restricted Subsidiary;

(2)                                 Investments in the Company by any Restricted Subsidiary of the Company;

(3)                                 Investments in any Foreign Restricted Subsidiary by any other Foreign Restricted Subsidiary;

(4)                                 Investments in cash and Cash Equivalents;

(5)                                 Commodity Agreements, Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company’s or its Restricted Subsidiaries’ businesses, not for speculative purposes and otherwise in compliance with this Indenture;

(6)                                 Investments in the Notes (including Additional Notes, if any);

(7)                                 Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers in exchange for claims against such trade creditors or customers;

(8)                                 Investments made by the Company or its Restricted Subsidiaries as a result of non-cash or Cash Equivalents consideration received in connection with an Asset Sale made in compliance with Section 4.11;

(9)                                 Investments in existence on the Issue Date;

(10)                          loans and advances, including advances for travel and moving expenses, to employees, officers and directors of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $5.0 million at any one time outstanding;

(11)                          advances and extensions of trade credit to suppliers and customers in the ordinary course of business that are recorded as accounts receivable; and

(12)                          additional Investments in an aggregate amount not to exceed $15.0 million at any time outstanding.

“Permitted Liens” means the following types of Liens:

(1)                                 Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(2)                                 statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law or pursuant to customary reservations or retentions of title incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(3)                                 Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (in each case, exclusive of obligations for the payment of borrowed money);

(4)                                 any judgment Lien not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(5)                                 easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(6)                                 any interest or title of a lessor under any Attributable Debt or Capitalized Lease Obligation permitted pursuant to clause (10) of the definition of “Permitted Indebtedness”; provided that such Liens do not extend to any property or assets which is not leased property subject to such Attributable Debt or Capitalized Lease Obligation;

(7)                                 Liens securing Purchase Money Indebtedness permitted pursuant to clause (10) of the definition of “Permitted Indebtedness”; provided, however, that (a) the Indebtedness shall not exceed the cost of the property or assets acquired, together, in the case of real property, with the cost of the construction thereof and improvements thereto, and shall not be secured by a Lien on any property or assets of the Company or any Restricted Subsidiary of the Company other than such property or assets so acquired or constructed and improvements thereto and (b) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 180 days of such refinancing;

(8)                                 Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(9)                                 Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(10)                          Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off incurred in the ordinary course of business;

(11)                          Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

(12)                          Liens securing Indebtedness under Currency Agreements and Commodity Agreements that are permitted under this Indenture;

(13)                          Liens securing Acquired Indebtedness incurred in accordance with Section 4.08; provided that:

(a)                                 such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary

of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; and

(b)                                 such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company;

(14)                          Liens arising from precautionary Uniform Commercial Code filings regarding operating leases or consigned products or consigned merchandise to the extent such Liens only relate to the assets, property, products or merchandise that are the subject of such lease or consignment, as the case may be;

(15)                          any interest or title of a lessor or sublessor under any operating lease;

(16)                          Liens existing as of the Issue Date and securing Indebtedness described in clause (3) of the definition of “Permitted Indebtedness” to the extent and in the manner such Liens are in effect on the Issue Date;

(17)                          Liens securing the Notes (other than any Additional Notes) and all other monetary obligations under this Indenture, the Guarantees and the other Indenture Documents;

(18)                          Liens to secure Indebtedness described in clause (2) of the definition of “Permitted Indebtedness”; provided that such Liens are subject to the Intercreditor Agreement;

(19)                          Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Permitted Lien (other than clauses (18) and (22))and which has been incurred in accordance with Section 4.08 provisions of this Indenture; provided, however, that such Liens: (i) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and (ii) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced;

(20)                          Liens securing Indebtedness of Foreign Restricted Subsidiaries to the extent such Indebtedness is permitted under the covenant described above under Section 4.08, provided that no asset of the Company or any Guarantor shall be subject to any such Lien;

(21)                          Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to Obligations in an aggregate principal amount that does not exceed $10.0 million at any one time outstanding and that (A) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (B) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary;

(22)                          Liens securing Indebtedness incurred pursuant to (a) the Consolidated Fixed Charge Coverage Ratio test under Section 4.08 or (b) clause (15) of the definition of “Permitted Indebtedness”; provided that the aggregate principal amount of all such secured Indebtedness outstanding at the time of the most recent incurrence of any such Indebtedness shall not exceed $25.0 million; provided further that the Liens under this clause (22) are subject to the provisions of the Intercreditor Agreement;

(23)                          Liens securing Credit Facility Cash Management Obligations; provided that such Liens are subject to the Intercreditor Agreement;

(24)                          Liens in favor of the Company or any of its Restricted Subsidiaries;

(25)                          Liens securing any Permitted Additional Pari Passu Obligations (including any Additional Notes) in an amount such that at the time of incurrence and after giving pro forma effect thereto, the Consolidated Secured Net Leverage Ratio would be no greater than 3.25 to 1.00; provided that Liens under this clause (25) are subject to the provisions of the Intercreditor Agreement; and

(26)                          Liens pursuant to the terms and conditions of any contracts between the Company or any Restricted Subsidiary and the U.S. government.

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Physical Notes” has the meaning set forth in Section 2.14.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Premises” has the meaning set forth in Section 4.17.

“principal” of any Indebtedness (including the Notes) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

“Private Placement Legend” means the legend set forth on the Initial Notes in the form set forth in Exhibit A.

“Purchase Money Indebtedness” means Indebtedness of the Company and its Restricted Subsidiaries incurred (including pursuant to a sale and leaseback transaction) for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment, provided that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“QIB Global Notes” has the meaning set forth in Section 2.01.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Rating Agency” means each of S&P and Moody’s or, if S&P or Moody’s or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors of the Company) which shall be substituted for S&P or Moody’s or both, as the case may be.

“Record Date” means any of the Record Dates specified in the Notes, whether or not a Legal Holiday.

“Redemption Date” has the meaning set forth in Section 3.01(a).

“Redemption Price” means, when used with respect to any Note to be redeemed, the price fixed for redemption pursuant to this Indenture and the Notes.

“Reference Date” has the meaning set forth in Section 4.09.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with Section 4.08 (other than pursuant to Permitted Indebtedness) or clauses (1), (3) or (11) of the definition of “Permitted Indebtedness,” in each case that does not:

(1)                                 have an aggregate principal amount (or, if such Indebtedness is issued with original issue discount, an aggregate offering price) greater than the sum of (x) the aggregate principal amount of the Indebtedness being Refinanced (or, if such Indebtedness being Refinanced is issued with original issue discount, the aggregate accreted value) as of the date of such proposed Refinancing plus (y) the amount of fees, expenses, premium, defeasance costs and accrued but unpaid interest relating to the Refinancing of such Indebtedness being Refinanced;

(2)                                 create Indebtedness with: (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced;

(3)                                 affect the security, if any, for such Refinancing Indebtedness (except to the extent that less security is granted to holders of such Refinancing Indebtedness other than for the Refinancing of the Notes and the Guarantees);

(4)                                 if such Indebtedness being Refinanced is subordinate or junior by its terms to the Notes, then such Refinancing Indebtedness shall be subordinate by its terms to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced; and

(5)                                 shall not include (a) Indebtedness of a Non-Guarantor Subsidiary that refinances Indebtedness of the Company or a Guarantor, or (b) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

“Register” has the meaning set forth in Section 2.03.

“Registrar” has the meaning set forth in Section 2.03.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Note” has the meaning set forth in Section 2.01.

“Restricted Payment” has the meaning set forth in Section 4.09.

“Restricted Security” has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

“Restricted Subsidiary” of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

“Rule 144A” means Rule 144A under the Securities Act.

“S&P” means Standard & Poor’s Ratings Group, Inc.

“SEC” means the Securities and Exchange Commission or any successor agency thereto.

“Secured Debt” means any Indebtedness of the Company or any of its Restricted Subsidiaries secured by a Lien.

“Secured Parties” has the meaning set forth in the Security Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means the Security Agreement, dated as of the Issue Date, made by the Company and the Guarantors in favor of the Collateral Agent, for the benefit of the Secured Parties, as the same may be amended or supplemented from time to time in accordance with its terms.

“Significant Subsidiary” with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

“Subsidiary” with respect to any Person, means:

(1)                                 any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

(2)                                 any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“Surviving Entity” shall have the meaning set forth in Section 5.01.

“Treasury Rate” means, with respect to a Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) (or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity) that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release (or any successor release) is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to November 30, 2020; provided, however, that if the period from such Redemption Date to November 30, 2020 is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such Redemption Date to November 30, 2020 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trust Officer”  when used with respect to the Trustee or the Collateral Agent, means any officer or authorized representative of the Trustee or the Collateral Agent, as applicable, within the corporate trust office of the Trustee or the Collateral Agent, as applicable, with direct responsibility for the administration of this Indenture and/or the Collateral Agreements and also, with respect to a particular matter, any other officer of the Trustee or the Collateral Agent, as applicable, to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“Unrestricted Subsidiary” of any Person means:

(1)                                 any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below;  and

(2)                                 any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated, provided that:

(1)                                 the Company certifies to the Trustee that such designation complies with Section 4.09; and

(2)                                 each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

(1)                                 immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.08; and

(2)                                 immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

“U.S. Legal Tender” means such coin or currency of the United States which, as at the time of payment, shall be immediately available legal tender for the payment of public and private debts.

“U.S. Person” means a Person who is a U.S. person as defined in Regulation S.

“Voting Stock” means, with respect to any Person, securities of any class or classes of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors (or equivalent governing body) of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Capital Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(A)                               the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Capital Stock or Preferred Stock multiplied by the amount of such payment; by

(B)                               the sum of all such payments.

“Wholly Owned Subsidiary” of any Person means any Restricted Subsidiary of such Person of which all the outstanding Capital Stock (other than in the case of a Foreign Restricted Subsidiary, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

SECTION 1.02.                                   Rules of Construction.

Unless the context otherwise requires:

(1)                                 a term has the meaning assigned to it;

(2)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)                                 “or” is not exclusive;

(4)                                 words in the singular include the plural, and words in the plural include the singular;

(5)                                 “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(6)                                 when the words “includes” or “including” are used herein, they shall be deemed to be followed by the words “without limitation;”

(7)                                 all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated; and

(8)                                 unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Indenture shall have such meanings when used in each other Indenture Document.

ARTICLE TWO
THE NOTES

SECTION 2.01.                                   Form and Dating.

The Notes and the Trustee’s certificate of authentication thereon shall be substantially in the form of Exhibit A hereto (“Global Notes”).   The Notes may have notations, legends or endorsements required by law, stock exchange rule or the Depository rule or usage.  The Company shall approve the form of the Notes and any notation, legend or endorsement on them.  Each Note shall be dated the date of its authentication.  The Initial Notes and the Additional Notes shall be substantially identical other than the issuance dates and the dates from which interest will accrue.

The terms and provisions contained in the form of the Notes annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall be controlling.

Notes originally sold to QIBs shall be issued initially in the form of one or more global notes in registered form, substantially in the form set forth in Exhibit A (the “QIB Global Notes”), deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit B.

Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more global notes in registered form, substantially in the form set forth in Exhibit A (the “Regulation S Global Notes”), deposited with the Trustee, as custodian for the Depository, and registered in the name of the Depository or the nominee of the Depository for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit B.

Notes originally sold to IAIs shall be issued initially in the form of one or more global notes in registered form, substantially in the form set forth in Exhibit A (the “IAI Global Notes”), deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit B.

The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by participants through Euroclear or Clearstream.

The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

The definitive Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officer executing such Notes, as evidenced by their execution of such Notes.

SECTION 2.02.                                   Execution and Authentication; Additional Notes; Aggregate Principal Amount.

An Officer shall sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Company may, subject to compliance with Section 4.08 hereof, issue Additional Notes.

The Trustee shall authenticate (i) Initial Notes for original issue in the aggregate principal amount not to exceed $300.0 million and (ii) one or more series of Additional Notes in each case upon written orders of the Company in the form of an Officers’ Certificate, which Officers’ Certificate shall, in the case of any issuance of Additional Notes, certify that such issuance is in compliance with Section 4.08.  In addition, each Officers’ Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes or Additional Notes.  All Notes issued under this Indenture shall vote and consent together on all matters, including, without limitation, waivers, amendments, redemptions and offers to purchase, as one class and no series of Notes shall have the right to vote or consent as a separate class on any matter.

The Trustee may appoint an authenticating agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate Notes.  Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent.  An Authenticating Agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

The Notes shall be issuable in fully registered form only, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

SECTION 2.03.                                   Registrar and Paying Agent.

The Company shall maintain an office or agency which shall initially be the office of the Trustee, where (a) Notes may be presented or surrendered for registration of transfer or for exchange (the “Registrar”) and (b) Notes may be presented or surrendered for payment (the “Paying Agent”).  The Registrar shall keep a register of the Notes and of their transfer and exchange (the “Register”).  The Company, upon prior written notice to the Trustee, may have one or more co-Registrars and one or more additional Paying Agents reasonably acceptable to the Trustee.  The term “Paying Agent” includes any additional Paying Agent.  Neither the Company nor any Affiliate of the Company may act as Paying Agent.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent.  The Company shall notify the Trustee in writing, in advance, of the name and address of any such Agent.  If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Notes.  The Paying Agent or Registrar may resign upon 30 days’ written notice to the Company.  The Company may change any Paying Agent and Registrar without notice to Holders.

SECTION 2.04.                                   Obligations of Paying Agent.

The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold separate and apart from, and not commingle with any other properties, for the benefit of the Holders or the Trustee, all assets held by the Paying Agent for the payment of principal of, or interest, if any, on the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee in writing of any Default by the Company (or any other obligor on the Notes) in making any such payment.  The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed.  Upon receipt by the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.05.                                   Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders.  If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably request of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06.                                   Transfer and Exchange.

Subject to the provisions of Section 2.14 and 2.15, when Notes are presented to the Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing and such other documents as the Registrar or co-Registrar may reasonably require.  To permit registrations of transfers and exchanges, the Company shall issue and the Trustee shall authenticate Notes at the Registrar’s or co-Registrar’s request.  No service charge shall be made for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.10, 3.06, 4.10, 4.11 or 9.05, in which event the Company shall be responsible for the payment of such taxes).

The Registrar or co-Registrar shall not be required to register the transfer or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through the Depository, in accordance with this Indenture and the Applicable Procedures.

SECTION 2.07.                                   Replacement Notes.

If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims in writing that the Note has been lost, destroyed or wrongfully taken, then, in the absence of written notice to the Company upon its request or the Trustee that such Note has been acquired by a protected purchaser, the Company shall issue and the Trustee shall authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.  Except with respect to mutilated Notes, such Holder must provide an affidavit of lost certificate and an indemnity bond or other indemnity, sufficient in the judgment of both (i) the Trustee to protect the Trustee and (ii) the Company to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced.  The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of its counsel and of the Trustee and its counsel.  In case any mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.  Every replacement Note shall constitute an additional obligation of the Company, entitled to the benefits of this Indenture.

SECTION 2.08.                                   Outstanding Notes.

Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding.  Subject to the provisions of Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.  A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest, if any, due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest, if any, on them ceases to accrue.

SECTION 2.09.                                   Treasury Notes; When Notes Are Disregarded.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or any of its Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered.  Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes the pledgee’s right so to act with respect to such Notes and that the pledgee is not one of the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

SECTION 2.10.                                   Temporary Notes.

Until definitive Notes are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers’ Certificate.  The Officers’ Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated.  Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company consider appropriate for temporary Notes.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Notes in exchange for temporary Notes.  Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

SECTION 2.11.                                   Cancellation.

The Company at any time may deliver Notes previously authenticated hereunder which the Company has acquired in any lawful manner, to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment.  The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel all Notes surrendered for transfer, exchange, payment or cancellation.  Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation.  If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.  The Trustee shall dispose of all cancelled Notes in accordance with customary procedures or, at the written request of the Company, shall return the same to the Company (unless applicable law or the Trustee’s procedures requires the Trustee to retain possession of such cancelled Notes).

SECTION 2.12.                                   CUSIP Numbers.

A “CUSIP” number shall be printed on the Notes, and the Trustee shall use the CUSIP number in notices of redemption, purchase or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes.  The Company shall promptly notify the Trustee in writing of any change in the CUSIP number.

SECTION 2.13.                                   Deposit of Moneys.

Prior to 11:00 a.m. New York City time on each Interest Payment Date and the Maturity Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to make cash payments, if any, due on such Interest Payment Date or the Maturity Date, as the case may be.

SECTION 2.14.                                   Book-Entry Provisions for Global Notes.

(a)                                 The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of the Depository, (ii) be delivered to the Trustee as custodian for the Depository and (iii) bear legends as set forth in Exhibit B.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under any Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(b)                                 Transfers of the Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees.  Interests of beneficial owners in the Global Notes may be transferred or exchanged in accordance with the Applicable Procedures of the Depository and the provisions of Section 2.15.  In addition, Notes in the form of certificated Notes in registered form in substantially the form set forth in Exhibit A hereto (the “Physical Notes”) shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Notes if (i) the Depository notifies the Company that it is unwilling or unable to continue as depository for the Global Notes and a successor Depository is not appointed by the Company within 90 days of such notice, (ii) the Depository ceases to be registered as a clearing agency under the Exchange Act and a successor Depository is not appointed within 90 days or (iii) the Company, at its option, notifies the Trustee that it elects to cause the issuance of Physical Notes and any Participant requests a Physical Note in accordance with the Applicable Procedures.

(c)                                  Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become a beneficial interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions, if any, and other procedures applicable to a beneficial interest in such other Global Notes for as long as it remains such an interest.

(d)                                 In connection with any transfer or exchange of a portion of the beneficial interest in the Global Note to beneficial owners pursuant to clause (b) of this Section 2.14, the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and aggregate principal amount.

(e)                                  In connection with the transfer of an entire Global Note to beneficial owners pursuant to clause (b) of this Section 2.14, the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Physical Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depository at direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement will made on such Global Notes by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(f)                                   Any Physical Note constituting a Restricted Security delivered in exchange for an interest in the Global Note pursuant to clause (b) or (c) shall, except as otherwise provided by clauses (a)(i)(x) and (d) of Section 2.15, bear the legend regarding transfer restrictions applicable to the Physical Notes set forth in Exhibit A.

(g)                                  The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.15.                                   Special Transfer Provisions.

(a)                                 Transfers to Non-U.S. Persons.  The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Non-U.S. Person:

(i)                                     the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after May 20, 2018 or (y) the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto; and

(ii)                                  if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by clause (i) above and (y) instructions given in accordance with the Applicable Procedures and the Registrar’s procedures, whereupon (1) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and (2) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and principal amount.

(b)                                 Transfers to QIBs.  The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

(i)                                     the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

(ii)                                  if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Applicable Procedures and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

(c)                                  Transfers to IAIs.  The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to an IAI (excluding transfers to Non-U.S. Persons and QIBs):

(i)                                     the Registrar shall register the transfer if (x) such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made pursuant to an exemption from the registration requirements of the Securities Act to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is an IAI within the meaning of Rule 501, and is aware that the sale to it is being made in reliance on such exemption from the registration requirements of the Securities Act and acknowledges that it has received such information regarding the Company as it has requested pursuant to such exemption from the registration requirements of the Securities Act or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim such exemption from the registration requirements of the Securities Act and (y) the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto; and

(ii)                                  if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Applicable Procedures and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

(d)                                 Private Placement Legend.  Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend.  Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the circumstance contemplated by clause (a)(i)(x) of this Section 2.15 exists or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.  The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture.  In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

(e)                                  General.  By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it shall not transfer any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.14 or this Section 2.15.  The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depository.

SECTION 2.16.                                   Transfers of Global Notes and Physical Notes.

A transfer of a Global Note or a Physical Note (including the right to receive principal and interest, if any, payable thereon) may be made only by the Registrar’s entering the transfer in the Register.  Prior to such entry, the Company shall treat the person in whose name such Note is registered as the owner of the Note for all purposes.

ARTICLE THREE
REDEMPTION

SECTION 3.01.                                   Redemption.

(a)                                 Optional Redemption on or after November 30, 2020.  Except as described in Sections 3.01(b), (c) and (d), the Notes are not redeemable before November 30, 2020.  On or after November 30, 2020, the Company may redeem the Notes, at its option, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the 12-month period commencing on November 30 of the year set forth below:

Year	Percentage
2020	104.875%
2021	103.250%
2022	101.625%
2023 and thereafter	100.000%

In addition, the Company must pay accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption (the “Redemption Date”).

(b)                                 Optional Redemption Upon Equity Offerings.  At any time, or from time to time, prior to November 30, 2020, the Company may, at its option, use an amount not to exceed the net cash proceeds of one or more Equity Offerings to redeem up to 40% of the aggregate principal amount of the Notes (including Additional Notes, if any) originally issued under this Indenture at a redemption price of 106.500% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date; provided that:

(1)                                at least 50% of the aggregate principal amount of Notes (including Additional Notes, if any) originally issued under this Indenture shall remain outstanding immediately after any such Redemption Date; and

(2)                                the Company makes such redemption not more than 120 days after the consummation of any such Equity Offering.

(c)                                  Optional Redemption Prior to November 30, 2020.  At any time prior to November 30, 2020, Notes may be redeemed or purchased by the Company in whole or in part, at the Company’s option at a price equal to 100% of the principal amount thereof plus the Applicable Premium, and accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date (subject to the rights of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date occurring prior to or on the Redemption Date).

(d)                                 In addition, during each 12-month period, commencing with the 12-month period from the Issue Date to November 29, 2018, to and including the 12-month period from November 30, 2019 to November 29, 2020, the Company will be entitled to redeem up to 10% of the aggregate principal amount of the Notes (including Additional Notes, if any) originally issued under this Indenture at a redemption price equal to 103.000% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date.

(e)                                  Notice of Redemption.  Notice of redemption will be mailed by first-class mail, or delivered electronically if held through the Depository, at least 30 days but not more than 60 days before the Redemption Date to the Trustee and to each Holder to be redeemed at its registered address.  If Notes are to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed.  A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in the Global Notes will be made).

Except as set forth in this Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date sufficient to pay such Redemption Price plus accrued and unpaid interest thereon, if any, to, but excluding the Redemption Date, the Notes called for redemption will cease to bear interest from and after such Redemption Date, and the only remaining right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date upon surrender to the Paying Agent of the Notes redeemed.

(f)                                   Mandatory Redemption; Offers to Purchase; Open Market Purchases.  The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.  However, under certain circumstances, the Company may be required to offer to purchase the Notes pursuant to Sections 4.10 and 4.11. In addition, the Company may at any time and from time to time purchase Notes in the open market or otherwise, in accordance with applicable securities laws, so long as such purchase does not otherwise violate the terms of the Indenture.

(g)                                  Each Officers’ Certificate provided for in this Section 3.01 shall be accompanied by an Opinion of Counsel stating that such redemption shall comply with the conditions contained herein and in the Notes.

SECTION 3.02.                                   Selection of Notes to be Redeemed.

In the event that the Company chooses to redeem less than all of the Notes, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot in accordance with the Applicable Procedures of the Depository or, if the Notes are certificated and not held through the Depository, by such method as the Trustee may reasonably determine is fair and appropriate.

The Company shall provide the Trustee a period of at least ten days to select the Notes to be redeemed prior to the date the notice of redemption is sent to Holders.  If a partial redemption is made with the proceeds of an Equity Offering, the Trustee will select the Notes (including Additional Notes, if any) only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the Depository’s procedures), unless such method is otherwise prohibited. No Notes of a minimum principal amount of $2,000 or less shall be redeemed in part and Notes of a principal amount in excess of $2,000 may be redeemed in part in multiples of $1,000 only.

The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount at maturity thereof, to be redeemed.  The Trustee may select for redemption portions (equal to $2,000 in principal amount at maturity or an integral multiple of $1,000 in excess thereof) of the principal of Notes that have denominations larger than $2,000.  Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.                                   Notice of Redemption.

(a) At least 30 days but not more than 60 days before the Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid (or deliver in accordance with the Applicable Procedures), to each Holder whose Notes are to be redeemed at its registered address, with a copy to the Trustee and any Paying Agent.  At the Company’ written request delivered at least 10 days before the notice of redemption is to be given to the Holders (unless a shorter period shall be acceptable to the Trustee), the Trustee shall give the notice of redemption in the Company’ name and at the Company’ expense; provided that the Company’s request to the Trustee contains the information listed in the following paragraph.  Failure to give notice of redemption, or any defect therein to any Holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Note.

(b) Each notice of redemption shall identify the Notes to be redeemed and shall state:

(1)                                 the Redemption Date;

(2)                                 the Redemption Price and the amount of accrued interest, if any, to be paid the Redemption Date;

(3)                                 the name and address of the Paying Agent;

(4)                                 the CUSIP number;

(5)                                 the subparagraph of the Notes pursuant to which such redemption is being made;

(6)                                 the place where such Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any, to, but excluding, the Redemption Date;

(7)                                 that, unless the Company fails to deposit with the Paying Agent funds in satisfaction of the applicable Redemption Price plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date, interest on Notes called for redemption ceases to accrue on and after the Redemption Date in accordance with Section 3.05, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date, upon surrender to the Paying Agent of the Notes redeemed;

(8)                                 if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof shall be issued;

(9)                                 if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption; and

(10)                          if applicable, any condition to such redemption.

(c) If any of the Notes to be redeemed is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depository applicable to redemption.

(d) Any redemption notice may, at the Company’s discretion, be subject to one or more conditions precedent, including completion of an Equity Offering or other corporate transaction.

SECTION 3.04.                                   Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 (other than Section 3.03(d)), Notes or portions thereof called for redemption shall become irrevocably due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any, to, but excluding, the Redemption Date.  Upon surrender to the Trustee or Paying Agent, such Notes or portions thereof called for redemption shall be paid at the Redemption Price plus accrued interest, if any, thereon to, but excluding, the Redemption Date. If an optional Redemption Date is on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest in respect of Notes subject to redemption will be paid on the Redemption Date to the Person in whose name the Note is registered at the close of business, on such Record Date.

SECTION 3.05.                                   Deposit of Redemption Price.

Not later than 11:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, to, but excluding, the Redemption Date, of all Notes or portions thereof to be redeemed on that date.

The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

If the Company complies with this Section 3.05, then the Notes to be redeemed shall cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

SECTION 3.06.                                   Notes Redeemed in Part.

Upon surrender of a Note that is to be redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

ARTICLE FOUR
COVENANTS

SECTION 4.01.                                   Payment of Notes.

The Company shall pay the principal of, premium, if any, and interest, if any, on the Notes on the dates and in the manner provided in the Notes and in this Indenture.  An installment of principal of, premium, if any, and interest, if any, on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds as of 11:00 a.m. New York City time on that date U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.  The Company shall pay interest on overdue principal (including interest accruing at the then applicable rate provided in the Indenture Documents after the occurrence of any Event of Default set forth in Section 6.01(6) or (7) of this Indenture, whether or not a claim for post-filing or post-petition interest is allowed under applicable law following the institution of a proceeding under bankruptcy, insolvency or similar laws) at 1% per annum in excess of the rate per annum set forth in the Notes (the “Default Rate”), and it shall pay interest on overdue installments of interest, if any, at the same Default Rate to the extent lawful.  Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States from principal or interest payments hereunder.

SECTION 4.02.                                   Maintenance of Office or Agency.

The Company shall maintain the office or agency required under Section 2.03.  The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made or served at the Corporate Trust Office and the Company hereby appoints the Trustee as its agent to receive all such presentations and surrenders.

SECTION 4.03.                                   Corporate Existence.

Except as otherwise permitted by Article Four, Article Five and Article Ten, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the limited liability company or corporate existence of each of the Restricted Subsidiaries in accordance with the respective organizational documents of the Company and of each such Restricted Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Restricted Subsidiary; provided, however, that the Company shall not be required to preserve, with respect to themselves, any material right or franchise and, with respect to any of the Restricted Subsidiaries, any such existence, material right or franchise, if the Board of Directors of the Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole.

SECTION 4.04.                                   Payment of Taxes and Other Claims.

The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of the Restricted Subsidiaries or their properties or any of the Restricted Subsidiaries’ properties; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being or shall be contested in good faith by appropriate proceedings diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

SECTION 4.05.                                   Maintenance of Properties and Insurance.

The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain in good working order and condition in all material respects (subject to ordinary wear and tear) their properties that are used or useful in the conduct of their business and that are material to the conduct of such business, and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto; provided, however, that nothing in this Section 4.05 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the operation and maintenance of any of their properties if such discontinuance is desirable in the conduct of their businesses and is not disadvantageous in any material respect to the Holders, in each case as determined in the good faith judgment of the Board of Directors or other governing body of the Company or the Restricted Subsidiary concerned, as the case may be.

The Company shall maintain insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Company, are adequate and appropriate for the conduct of the business of the Company and the Restricted Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Company, for companies similarly situated in the industry in which the Company and the Restricted Subsidiaries are engaged.

SECTION 4.06.                                   Compliance Certificate; Notice of Default.

(1)                                 The Company and each Guarantor shall deliver to the Trustee, within 90 days after the end of the Company’s fiscal year commencing with the fiscal year ending December 30, 2018, an Officers’ Certificate stating that a review of its activities during the preceding fiscal year has been made under the supervision of the signing Officers (one of whom is the principal executive officer, principal financial officer or principal accounting officer) with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer’s actual knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every condition and covenant under this Indenture and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Officers’ Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

(2)                                 (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder has provided written notice to the Company that such Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall deliver to the Trustee, at its address set forth in Section 11.02, by registered or certified mail or by telegram or facsimile transmission followed by hard copy by registered or certified mail an Officers’ Certificate specifying such event or notice, and the status thereof within ten Business Days of any such officer becoming aware of such occurrence.

SECTION 4.07.                                   Waiver of Stay; Extension or Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest, if any, on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force; and (to the extent that it may lawfully do so) the Company hereby expressly waive all benefit or advantage of any such law, and covenant that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.08.                                   Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock.

(a)                                 The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur,” which term shall be deemed to include the entry into a committed revolving credit facility or agreement to increase in the amount of the revolving commitments thereunder, in each case, in an aggregate principal amount equal to the aggregate amount of all revolving commitments thereunder at the time of such entry or increase, as the case may be, and for the avoidance of doubt not the extension or issuance of individual loans or letters of credit thereunder) any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company and its Restricted Subsidiaries may incur Indebtedness if the Consolidated Fixed Charge Coverage Ratio of the Company for the Four Quarter Period for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred will be, after giving pro forma effect to the incurrence thereof, greater than 2.00 to 1.00; provided further that the then outstanding aggregate principal amount of Indebtedness (including Acquired Indebtedness) that may be incurred pursuant to this Section 4.08(a) (plus any Refinancing Indebtedness in respect thereof) by Non-Guarantor Subsidiaries shall not exceed $30.0 million.

(b)                                 The Company will not, and will not permit any of its Domestic Restricted Subsidiaries to, directly or indirectly, incur or refinance any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated to any other Indebtedness of the Company or such Domestic Restricted Subsidiaries unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Obligations of the Company or such Domestic Restricted Subsidiaries under (i) in the case of the Company, the Notes and the other Indenture Documents or (ii) in the case of such Domestic Restricted Subsidiaries, its Guarantee and the other Indenture Documents, in each case, to the same extent and in the same manner as such Indebtedness is subordinated pursuant to subordination provisions that are most favorable to the holders of any other Indebtedness of the Company or such Domestic Restricted Subsidiaries.

(c)                                  Section 4.08(a) will not prohibit the incurrence of the following Indebtedness (collectively, “Permitted Indebtedness”):

(1)                                 Indebtedness under the Notes issued in the Offering and related Guarantees (other than Additional Notes);

(2)                                 Indebtedness incurred pursuant to any Debt Facility in an aggregate principal amount at any time outstanding not to exceed the greater of (a) $115.0 million and (b) the sum of 85% of the net book value of accounts receivable of the Company and 65% of net book value of the inventory of the Company and its Restricted Subsidiaries, in each case, calculated substantially consistent with such calculation under the Credit Facility on the Issue Date, less, in each case, the aggregate amount of all Net Cash Proceeds of Asset Sales applied to permanently repay the principal amount of any such Indebtedness and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto pursuant to Section 4.11(3)(a);

(3)                                 other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date (other than Permitted Indebtedness described in clauses (1), (2), (4), (5), (6), (7), (8), (9), (12), (13) and (14) of this Section 4.08(c));

(4)                                 Interest Swap Obligations of the Company or any Restricted Subsidiary of the Company covering Indebtedness of the Company or such Restricted Subsidiary; provided, however, that such Interest Swap Obligations are entered into for the purpose of fixing or hedging interest rates with respect to any fixed or variable rate Indebtedness that is permitted by this Indenture to be outstanding to the extent that the notional amount of any such Interest Swap Obligation does not exceed the principal amount of Indebtedness to which such Interest Swap Obligation relates;

(5)                                 Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness of the Company or any Restricted Subsidiary of the Company, such Currency Agreements do not increase the Indebtedness of the Company or such Restricted Subsidiary outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(6)                                 intercompany Indebtedness of the Company for so long as such Indebtedness is held by any Restricted Subsidiary or Indebtedness of any Restricted Subsidiary for so long as such Indebtedness is held by the Company or any other Restricted Subsidiary; provided that (a) if owing by the Company or any Guarantor, such Indebtedness shall be unsecured and contractually subordinated in all respects (other than with respect to the maturity thereof) to the Obligations of the Company under the Notes and the other Indenture Documents or such Guarantor under its Guarantee and the other Indenture Documents, as the case may be, and (b) if as of any date any Person other than the Company or a Restricted Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not permitted under this clause (6) by the issuer of such Indebtedness;

(7)                                 Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of such incurrence;

(8)                                 Indebtedness of the Company or any of its Restricted Subsidiaries in respect of or represented by letters of credit issued for the account of the Company or such Restricted Subsidiary, as the case may be, that are issued in support of, or to provide security for, (a) trade obligations or (b) any other liabilities (including workers’ compensation claims and payment obligations in connection with self-insurance or similar requirements but excluding any liabilities in respect of borrowed money or any other Indebtedness), in each case, in the ordinary course of business;

(9)                                 obligations of the Company or any of its Restricted Subsidiaries in respect of performance, bid and surety bonds and completion guarantees (not for borrowed money) provided by the Company or any such Restricted Subsidiary in the ordinary course of business;

(10)                          Indebtedness represented by Attributable Debt, Capitalized Lease Obligations and Purchase Money Indebtedness (including Attributable Debt, Capitalized Lease Obligations or Purchase Money Indebtedness arising in connection with a sale and leaseback transaction) of the Company and its Restricted Subsidiaries incurred in the ordinary course of business (including Refinancings of any Indebtedness incurred pursuant to this clause (10) that do not result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing)) in an aggregate outstanding principal amount, when taken together with the principal amount of all other Indebtedness incurred pursuant to this clause (10) and then outstanding, not to exceed $25.0 million at any time outstanding;

(11)                          Refinancing Indebtedness;

(12)                          (a) Indebtedness represented by guarantees by the Company or a Restricted Subsidiary of Indebtedness incurred by a Restricted Subsidiary so long as the incurrence of such Indebtedness by such Restricted Subsidiary is otherwise permitted by the terms of this Indenture and (b) Indebtedness represented by guarantees by a Restricted Subsidiary of Indebtedness incurred by the Company so long as the incurrence of such Indebtedness by the Company is otherwise permitted by the terms of this Indenture;

(13)                          Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and the Restricted Subsidiary in connection with such disposition;

(14)                          Indebtedness under Commodity Agreements; provided that such Commodity Agreements are entered into in the ordinary course of the Company’s or its Restricted Subsidiaries’ businesses, not for speculative purposes and otherwise in compliance with this Indenture; and

(15)                          additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $25.0 million at any time outstanding.

For purposes of determining compliance with this Section 4.08, (a) the outstanding principal amount of any item of Indebtedness shall be counted only once and (b) in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (15) above or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of such covenant, the Company will be permitted, in its sole discretion, to classify (or later reclassify) such item of Indebtedness in any manner that complies with such covenant; provided, that Permitted Indebtedness incurred under the Credit Facility outstanding on the Issue Date will initially be deemed to have been incurred on such date under clause (2) above and may not later be reclassified. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of this Section 4.08.

SECTION 4.09.                                   Limitation on Restricted Payments.

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)                                 declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company and dividends and distributions payable to the Company or another Restricted Subsidiary of the Company) on or in respect of shares of Capital Stock of the Company or its Restricted Subsidiaries to holders of such Capital Stock (including any payment in connection with any merger or consolidation involving the Company or its Restricted Subsidiaries);

(2)                                 purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company (other than any such Capital Stock held by the Company or any Restricted Subsidiary);

(3)                                 make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or any Guarantor that is subordinate or junior in right of payment to the Notes or a Guarantee; or

(4)                                 make any Investment (other than Permitted Investments);

(each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a “Restricted Payment”), unless, at the time of such Restricted Payment and immediately after giving effect thereto:

(i)                                     no Default or an Event of Default shall have occurred and be continuing;

(ii)                                  immediately after giving effect to such transaction on a pro forma basis, the Company is able to incur at least $1.00 of additional Indebtedness in compliance with Section 4.08(a); and

(iii)                               the aggregate amount of all Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the Fair Market Value of such property at the time of the making thereof) shall not exceed the sum of:

(A)                               50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income is a loss, minus 100% of such loss) of the Company earned from the beginning of the fiscal quarter commencing after the Issue Date to the end of the last day of the Company’s most recent fiscal quarter ending prior to the date the Restricted Payment occurs for which financial statements are available (the “Reference Date”) (treating such period as a single accounting period); plus

(B)                               100% of the aggregate net cash proceeds and the Fair Market Value of property and marketable securities received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company (excluding any net proceeds from an Equity Offering to the extent used to redeem Notes pursuant to the provisions described under Section 3.01(b)); plus

(C)                               100% of the aggregate net cash proceeds received from the issuance of Indebtedness of the Company or its Restricted Subsidiaries that has been converted into or exchanged for Qualified Capital Stock of the Company subsequent to the Issue Date and on or prior to the Reference Date; plus

(D)                               the amount for the period subsequent to the Issue Date and on or prior to the Reference Date equal to the sum of (i) the net reduction in the Investments (other than Permitted Investments) made by the Company or any of its Restricted Subsidiaries in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any of its Restricted Subsidiaries (and not otherwise included in the calculation of Consolidated Net Income), and (ii) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time the Company revokes the designation of such Unrestricted Subsidiary and such Unrestricted Subsidiary becomes a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any of its Restricted Subsidiaries in such Person or Unrestricted Subsidiary; plus

(E)                                100% of the aggregate net cash proceeds received from the exercise by any holder of a convertible note of the Company that has been converted into Qualified Capital Stock of the Company subsequent to the Issue Date and on or prior to the Reference Date.

In the case of clause (iii)(B) above, any net cash proceeds from issuances and sales of Qualified Capital Stock of the Company financed directly or indirectly using funds borrowed from the Company or any Subsidiary of the Company, shall be excluded until and to the extent such borrowing is repaid.

Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

(1)                                 the payment of any dividend or other distribution or redemption within 60 days after the date of declaration of such dividend or distribution or notice for redemption if such payment would have been permitted under this Indenture on the date of declaration or notice for redemption (assuming, in the case of a redemption payment, the giving of the notice would have been deemed to be a Restricted Payment at such time and such deemed Restricted Payment would have been permitted at such time);

(2)                                 the acquisition of any shares of Qualified Capital Stock of the Company, either (i) solely in exchange for other shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company within 60 days after such sale;

(3)                                 if no Default or Event of Default has occurred and is continuing or would exist after giving effect thereto, the acquisition of any Indebtedness of the Company or the Guarantors that is subordinate or junior in right of payment to the Notes and Guarantees either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a sale for cash (other than to a Subsidiary of the Company) within 60 days after such sale of (a) shares of Qualified Capital Stock of the Company or (b) if no Default or Event of Default would exist after giving effect thereto, Refinancing Indebtedness;

(4)                                 an Investment either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of the net proceeds of a sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company within 60 days after such sale;

(5)                                 if no Default or Event of Default has occurred and is continuing or would exist after giving effect thereto, the repurchase or other acquisition of shares of Capital Stock of the Company from employees, former employees, directors or former directors of the Company (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of the Company under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such repurchases and other acquisitions in any calendar year shall not exceed $5.0 million (with unused amounts in any calendar year being carried over to the next calendar year subject to a maximum (without giving effect to the following additional proviso) of $10.0 million in any calendar year); provided further, however, that such amount in any calendar year may be increased by an amount not to exceed the net cash proceeds of key man life insurance policies received by the Company after the Issue Date (less the amount of any Restricted Payments made since the Issue Date with such net cash proceeds);

(6)                                 repurchases of Capital Stock deemed to occur upon exercise of stock options, warrants or other similar rights if such Capital Stock represents a portion of the exercise price of such options, warrants or other similar rights;

(7)                                 payments or distributions to dissenting stockholders of Capital Stock of the Company pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company or any of its Restricted Subsidiaries;

(8)                                 distribution of rights pursuant to a shareholder rights plan of the Company or redemptions of such rights; provided that such redemptions are in accordance with the terms of such shareholder rights plan;

(9)                                 any purchase, redemption or acquisition for value of Qualified Capital Stock of the Company in connection with the Company’s 401(k) plan or Employee Stock Purchase Plan (as such plans are amended or modified from time to time);

(10)                          any payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Capital Stock of any Person (including in a merger, consolidation, amalgamation or similar transaction);

(11)                          the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company, so long as, with respect to any such dividend or distribution payable in respect of any Capital Stock issued by a Restricted Subsidiary that is not a Wholly Owned Subsidiary, the Company or the Restricted Subsidiary holding such Capital Stock receives at least its pro rata share of such dividend or distribution;

(12)                          if no Default or Event of Default has occurred and is continuing or would exist after giving effect thereto, other Restricted Payments not to exceed $50.0 million outstanding at any one time in the aggregate; and

(13)                          if no Default or Event of Default has occurred and is continuing or would exist after giving effect thereto, any Restricted Payments, so long as immediately after giving effect to such Restricted Payment on a pro forma basis, the Consolidated Total Net Leverage Ratio of the Company and its Restricted Subsidiaries on a consolidated basis is less than 2.25 to 1.00.

In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the first paragraph of this Section 4.09 amounts expended pursuant to clauses (1), (2)(ii), (3)(ii)(a), (4)(ii) and (12) shall be included in such calculation.

For purposes of determining compliance with this Section 4.09, if a Restricted Payment meets the criteria of more than one of the exceptions described in clauses (1) through (13) of the second paragraph of this Section 4.09 or is entitled to be made pursuant to the first paragraph of this Section 4.09, the Company may, in its sole discretion, classify the Restricted Payment in any manner that complies with this Section 4.09.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of such Restricted Payment of the assets or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The amount of any Restricted Payment paid in cash shall be its face amount.

Not later than the date of making any Restricted Payment pursuant to the provisions of the first paragraph described under this Section 4.09 and no less frequently than quarterly in the case of all other Restricted Payments, the Company shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company’s latest available quarterly financial statements.  The Trustee may assume no Restricted Payments were made if it does not receive an Officers’ Certificate and the Trustee shall have no duty to investigate whether such an Officers’ Certificate should have been delivered.

SECTION 4.10.                                   Repurchase Upon Change of Control.

Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion (equal to a minimum of $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes using immediately available funds pursuant to the offer described below (the “Change of Control Offer”), at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the Change of Control Payment Date) (the “Change of Control Payment”).

Within 30 days following the date upon which the Change of Control occurred, the Company must send, by first-class mail, or otherwise deliver notice in accordance with the Applicable Procedures of the Depository, an offer to each Holder, with a copy to the Trustee, which offer shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer.  Such notice shall state:

(1)                                 that a Change of Control Offer is being made pursuant to this Section 4.10 and that, the expiration time for such Change of Control Offer (which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed or otherwise delivered in accordance with the Applicable Procedures of the Depository or as required by law) and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for purchase by the Company at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of Holders of record on the applicable record date to receive interest due on the Change of Control Payment Date);

(2)                                 the purchase date (which shall be no later than five Business Days after the date such Change of Control Offer expires) (the “Change of Control Payment Date”):

(3)                                 that any Note not tendered shall continue to accrue interest;

(4)                                 that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(5)                                 that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

(6)                                 that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing its elections to have such Notes purchased;

(7)                                 that Holders whose Notes are purchased only in part shall be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof, and such new Notes will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made); and

(8)                                 the circumstances and relevant facts regarding such Change of Control.

If any of the Notes subject to the Change of Control Offer is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to comply with the procedures of the Depository applicable to repurchases.

On or before the Change of Control Payment Date, the Company shall, to the extent lawful:

(i)                                     instruct the Paying Agent to accept for payment all Notes or portions of Notes (equal to a minimum of $2,000 or an integral multiple of $1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer, provided that if, following repurchase of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such repurchase would be less than $2,000, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is $2,000;

(ii)                                deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes so tendered; and

(iii)                             deliver to the Trustee an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company in accordance with the terms of this Section 4.10.

The Paying Agent shall promptly deliver to the Holders so tendered the purchase price for such Notes and the Company shall promptly issue and the Trustee shall promptly (but in any case not later than five days after the Change of Control Payment Date) authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.  Any Notes not so accepted shall be promptly mailed by the Company to the Holders thereof.  For purposes of this Section 4.10, the Trustee shall act as the Paying Agent.

Any amounts remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

Neither the Board of Directors of the Company nor the Trustee may waive the Company’s obligation to offer to purchase the Notes pursuant to this Section 4.10.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.10, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the provisions of this Section 4.10 by virtue thereof.

If the Change of Control Payment Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest to the Change of Control Payment Date will be paid on the Change of Control Payment Date to the Person in whose name a Note is registered at the close of business on such Record Date.

If Holders of not less than 90% in aggregate principal amount of the then outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any other Person making a Change of Control Offer in lieu of the Company as described below, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company shall have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof on the date of redemption, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

The Company’s obligations in respect of a Change of Control Offer may be modified with the consent of holders of a majority of the aggregate principal amount of Notes then outstanding at any time prior to the occurrence of a Change of Control. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

SECTION 4.11.                                   Limitation on Asset Sales.

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)                                 the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed;

(2)                                 at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale is in the form of cash or Cash Equivalents and is received at the time of such disposition; provided that (a) the amount of any liabilities (as shown on the most recent applicable balance sheet, excluding footnotes) of the Company or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets shall be deemed to be cash for purposes of this provision so long as the documents governing such liabilities or the assumption thereof provide that there is no further recourse to the Company or any of its Subsidiaries with respect to such liabilities and (b) the Fair Market Value of any marketable securities received by the Company or any such Restricted Subsidiary in exchange for any such assets that are converted into cash or Cash Equivalents within 60 days after the consummation of such Asset Sale shall be deemed to be cash for purposes of this provision; and

(3)                                 the Company shall apply, or cause such Restricted Subsidiary to apply, as the case may be, the Net Cash Proceeds from such Asset Sale within 360 days of receipt thereof to one of the following:

(a)                                 to the extent the property that is subject to such Asset Sale constitutes Credit Facility Priority Collateral, (i) to repay or prepay Indebtedness and other Obligations under the Credit Facility and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto or (ii) to acquire inventory, documents, contracts, or accounts, chattel paper, instruments or contract rights in respect of any service or sales contracts;

(b)                                 to the extent the property that is subject to such Asset Sale constitutes Notes Priority Collateral, to permanently reduce obligations under other Secured Debt of the Company (other than any Disqualified Capital Stock or subordinated Obligations) or Secured Debt of a

Guarantor (other than any Disqualified Capital Stock or subordinated Obligations of such Guarantor), in each case other than Indebtedness owed to the Company or an Affiliate of the Company; provided that the Company shall equally and ratably reduce Obligations under the Notes, as provided under Section 3.01, through open market purchases at or above 100% of the principal amount thereof or by making an offer (in accordance with the procedures set forth below for an Net Proceeds Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, in each case, plus the amount of accrued but unpaid interest on the Notes that are purchased or redeemed;

(c)                                  to make an investment in property, plant, equipment or other non-current assets that replace the properties and assets that were the subject of such Asset Sale or that will be used or useful in a Permitted Business or the acquisition of all of the Capital Stock of a Person engaged in a Permitted Business; or

(d)                                 a combination of repayment and investment permitted by the foregoing clauses (3)(a), (3)(b) and 3(c);

provided that the Company and its Restricted Subsidiaries will be deemed to have complied with clause 3(c) above if and to the extent that, within 360 days after the Asset Sale that generated the Net Cash Proceeds, the Company or such Restricted Subsidiary, as the case may be, has entered into and not abandoned or rejected a binding agreement to make an investment in compliance with the provisions described in clause 3(c) above, and that investment is thereafter completed within 180 days after the end of such 360-day period; provided further that if such Asset Sale is of all or substantially all of the Capital Stock of one or more of the Subsidiaries of the Company and if the Net Cash Proceeds of such Capital Stock are not reinvested in the acquisition of all of the Capital Stock of a Person engaged in a Permitted Business as described in clause (3)(c) above, then the portion of the Net Cash Proceeds attributable to Credit Facility Priority Collateral of such Subsidiaries immediately prior to such sale shall be applied as required by clause (3)(a) above, and the portion of the Net Cash Proceeds attributable to Notes Priority Collateral of such Subsidiaries immediately prior to such sale shall be applied as required by clause (3)(b) above.

Pending the final application of Net Cash Proceeds, the Company may temporarily reduce revolving credit borrowings or invest such Net Cash Proceeds in Cash Equivalents. On the 361st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (3)(a), (3)(b), (3)(c) or 3(d) of the preceding paragraph (each, a “Net Proceeds Offer Trigger Date”), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (3)(a), (3)(b), (3)(c) or 3(d) of the preceding paragraph (each a “Net Proceeds Offer Amount”) shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the “Net Proceeds Offer”) on a date not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, to all Holders, and, if required by the terms of any Permitted Additional Pari Passu Obligations, to the holders of such Permitted Additional Pari Passu Obligations, to purchase the maximum principal amount of Notes and such Permitted Additional Pari Passu Obligations (ratably) that may be purchased with the Net Proceeds Offer Amount at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of purchase; provided, however, that if (x) at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale on the date of such conversion or disposition, as the case may be, and the Net Cash Proceeds thereof shall be applied in accordance with clause (3) of the immediately preceding paragraph and this paragraph and (y) any Net Cash Proceeds are not applied by the date provided in any definitive and binding agreement described under clause (3)(c) of the immediately preceding paragraph (as such date may be extended in accordance with the terms of such definitive agreement, but in any event, to a date no later than 180 days following such 361st date), such date (as extended, if applicable) shall immediately be deemed to be a Net Proceeds Offer Trigger Date and the aggregate amount of such Net Cash Proceeds not applied in accordance with clause (3)(a), (3)(b), (3)(c) or 3(d), as applicable, by such date shall immediately be deemed to be the Net Proceeds Offer Amount, and such aggregate amount shall be subject to a Net Proceeds Offer and such Net Cash Proceeds shall be applied in accordance with this paragraph.

The Company may defer any Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $10.0 million resulting from one or more Asset Sales in which case the date of such accumulation of such amount shall constitute a Net Proceeds Offer Trigger Date (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to the immediately preceding paragraph). Upon the completion of each Net Proceeds Offer, the Net Proceeds Offer Amount will be reset at zero, and for the avoidance of doubt, if the aggregate principal amount of Notes and Permitted Additional Pari Passu Obligations properly tendered in connection with such Net Proceeds Offer was less than the Net Proceeds Offer Amount, any Net Cash Proceeds relating to, and remaining following the completion of, such Net Proceeds Offer shall no longer constitute Net Cash Proceeds for purposes of this Section 4.11 (but will remain subject to the other covenants contained in this Indenture).  If the aggregate principal amount of Notes or the Permitted Additional Pari Passu Obligations surrendered by such holders thereof exceeds the amount of Net Proceeds Offer Amount, the Company shall select the Notes and such Permitted Additional Pari Passu Obligations to be purchased on a pro rata basis based on the accreted value or principal amount of such Notes or such Permitted Additional Pari Passu Obligations tendered, subject to adjustments to maintain the authorized denominations for the Notes and such Permitted Additional Pari Passu Obligations.

In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01 which transaction does not constitute a Change of Control, the successor entity shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this Section 4.11, and shall comply with the provisions of this Section 4.11 with respect to such deemed sale as if it constituted an Asset Sale. In addition, the Fair Market Value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 4.11.

Each notice of a Net Proceeds Offer shall be mailed first class, postage prepaid (or otherwise in accordance with the Applicable Procedures or as required by law), to the record Holders as shown on the register of Holders within 20 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part (equal to a minimum of $2,000 or an integral multiple of $1,000 in excess thereof) in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis; provided that if, following repurchase of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such repurchase would be less than $2,000, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is $2,000. A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.11, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.11 by virtue of such compliance.

SECTION 4.12.                                   Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to:

(1)                                 pay dividends or make any other distributions on or in respect of its Capital Stock or with respect to any other interest or participation in, or measured by, its profits;

(2)                                 make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or

(3)                                 transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company,

except for such encumbrances or restrictions existing under or by reason of:

(A)                               applicable law, rule or regulation;

(B)                               the Notes, this Indenture, the Guarantees or the Collateral Agreements;

(C)                               customary non-assignment provisions of any lease of any Restricted Subsidiary of the Company to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

(D)                               any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(E)                                the Credit Facility (and all replacements or amendments thereof on terms with respect to such encumbrances or restrictions no more materially adverse to the Holders taken as a whole);

(F)                                 agreements existing on the Issue Date (other than as set forth in clauses (B) and (E) above) to the extent and in the manner such agreements are in effect on the Issue Date;

(G)                               restrictions on the transfer of assets subject to any Lien permitted under this Indenture;

(H)                              restrictions imposed by any agreement to sell Capital Stock of a Subsidiary of the Company or other assets permitted under this Indenture to any Person pending the closing of such sale;

(I)                                   provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein) entered into in the ordinary course of business;

(J)                                   restrictions contained in the terms of the Purchase Money Indebtedness or Capitalized Lease Obligations and not incurred in violation of this Indenture; provided that such restrictions relate only to the assets financed with such Indebtedness;

(K)                               restrictions in other Indebtedness incurred in compliance with Section 4.08; provided that such restrictions, taken as a whole, are, in the good faith judgment of the Company’s Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those contained in the existing agreements referenced in clause (B), (E) or (F) above;

(L)                                restrictions on cash or other deposits imposed by customers under contracts or other arrangements entered into or agreed to in the ordinary course of business;

(M)                            restrictions on the ability of any Foreign Restricted Subsidiary to make dividends or other distributions resulting from the operation of covenants contained in documentation governing Indebtedness of such Subsidiary permitted under this Indenture; or

(N)                               an agreement governing Indebtedness incurred to Refinance Indebtedness permitted pursuant to an agreement referred to in clause (B), (D), (E), (F), (J), or (K) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company, taken as a whole, as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (B), (D), (E), (F), (J), or (K).

SECTION 4.13.                                   [Reserved].

SECTION 4.14.                                   Limitation on Liens.

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens (other than Permitted Liens) that secure any Indebtedness or any obligations related thereto of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries (including Capital Stock of the Company or its Subsidiaries) whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom. In addition, if the Company or any Guarantor creates any Lien upon any property or assets to secure any Credit Facility Priority Collateral or Notes Priority Collateral, it must concurrently grant a first-priority Lien (subject to Permitted Liens) upon such property or assets that would constitute Notes Priority Collateral or a second-priority Lien (subject to Permitted Liens) upon such property or assets that would constitute Credit Facility Priority Collateral as security for the Notes or the applicable Guarantee such that the property or assets subject to such Lien will constitute Collateral under this Indenture and the Collateral Agreements.

SECTION 4.15.                                   Limitations on Transactions with Affiliates.

(a)                                 The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of the Company’s Affiliates (each an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $2.0 million, other than:

(x)                                 Affiliate Transactions permitted under paragraph (b) below; and

(y)                                 Affiliate Transactions on terms that are no less favorable to the Company and such Restricted Subsidiary than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

For all Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a Fair Market Value in excess of $5.0 million, the Company shall deliver an Officers’ Certificate to the Trustee certifying that such transactions are in compliance with clause (a)(y) of this Section 4.15.

In addition, if the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate Fair Market Value of more than $10.0 million, a majority of the members of the Board of Directors of the Company (including a majority of the disinterested members thereof) shall approve such Affiliate Transaction, such approval to be evidenced by a Board Resolution stating that such Board of Directors of the Company (including a majority of the disinterested members thereof) has determined that such transaction complies with this Section 4.15(a).

(b)                                 The restrictions set forth in Section 4.15(a) shall not apply to:

(1)                                 reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company’s Board of Directors or senior management;

(2)                                 transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries; provided, that such transactions are not otherwise prohibited by this Indenture;

(3)                                 any agreement as in effect as of the Issue Date or any transaction contemplated thereby and any amendment thereto or any replacement agreement thereto so long as any such amendment or replacement agreement is not materially more disadvantageous to the Holders, taken as a whole, in any material respect than the original agreement as in effect on the Issue Date;

(4)                                 Restricted Payments permitted by this Indenture and Permitted Investments described in clause (10) of the definition thereof;

(5)                                 any merger or other transaction with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction or creating a holding company of the Company; provided such merger or transaction is affected in compliance with Section 5.01; and

(6)                                 any employment, stock option, stock repurchase, employee benefit compensation, business expense reimbursement, severance, termination or other employment-related agreements, arrangements or plans entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business.

SECTION 4.16.                                   Additional Subsidiary Guarantees.

If (a) the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Restricted Subsidiary after the Issue Date (other than a Discontinued Subsidiary) or (b) if any Domestic Restricted Subsidiary that was a Discontinued Subsidiary is no longer a Discontinued Subsidiary, then the Company shall cause such Domestic Restricted Subsidiary to:

(1)                                 execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit E hereto pursuant to which such Domestic Restricted Subsidiary shall unconditionally guarantee on a senior secured basis all of the Company’s obligations under the Notes and this Indenture on the terms set forth in this Indenture;

(2)                                 take such actions necessary or advisable to grant to the Collateral Agent for the benefit of the Holders a perfected security interest in the assets of such Domestic Restricted Subsidiary of the type that would constitute Collateral (which for the avoidance of doubt shall not include any Excluded Assets), subject to the Permitted Liens, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by Mortgages and the Security Agreement or by law, and including the delivery of documents of the type set forth in Section 4.17 hereof; provided, however, that neither the Company nor any Domestic Restricted Subsidiary shall be required to take any action in any non-U.S. jurisdiction or any action required by the laws of any non-U.S. jurisdiction in order to create any security interests in Collateral located in or titled outside of the United States or otherwise subject to the jurisdiction of the laws of any non-U.S. jurisdiction or to perfect any security interests nor enter into any security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction;

(3)                                 take such further action and execute and deliver such other documents specified in this Indenture or otherwise may be reasonably requested by the Trustee or the Collateral Agent to effectuate the foregoing; and

(4)                                 deliver to the Trustee an Opinion of Counsel that such supplemental indenture and any other documents required to be delivered have been duly authorized, executed and delivered by such Domestic Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligations of such Domestic Restricted Subsidiary and such other opinions regarding the perfection of such Liens in the assets of such Domestic Restricted Subsidiary, as provided for in this Indenture.

Thereafter, such Domestic Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture.

SECTION 4.17.                                   Real Estate Mortgages and Filings.

With respect to any fee interest in any real property (individually and collectively, the “Premises”) (a) owned by the Company or any of the Guarantors on the Issue Date with a Fair Market Value in excess of $3.0 million or (b) acquired by the Company or the Guarantors thereafter with a purchase price of greater than $3.0 million (the “Mortgaged Property”), the Company shall use commercially reasonable efforts to deliver to the Collateral Agent each of the following items, (x) in the case of clause (a) above, within 90 days of the Issue Date and (y) in the case of clause (b) above, within 90 days of the date of acquisition thereof:

(1)                                 fully executed counterparts of Mortgages, each dated within 90 days after the Issue Date or the date of acquisition of such property, as the case may be, duly executed by the Company or the applicable Guarantor, together with evidence of the completion (or satisfactory arrangements for the completion), of all recordings and filings of such Mortgage as may be necessary to create a valid, perfected Lien, with the priority required by this Indenture and the Collateral Agreements, subject to Permitted Liens, against the properties purported to be covered thereby;

(2)                                 mortgagee’s title insurance policies in favor of the Collateral Agent, as mortgagee for the ratable benefit of the Collateral Agent, the Trustee, the Holders and the holders of any Permitted Additional Pari Passu Obligations in an amount equal to 100% of the Fair Market Value of the Premises purported to be covered by the related Mortgage, insuring that title to such property is marketable and that the interests created by the Mortgage constitute valid Liens thereon with the priority required by this Indenture and the Collateral Agreements, free and clear of all Liens, defects and encumbrances other than Permitted Liens, and such policies shall also include, to the extent available, all such endorsements as shall be reasonably required in transactions of similar size and purpose and shall be accompanied by evidence of the payment in full of all premiums thereon;

(3)                                 the most recent survey of such Premises, together with either (i) an updated survey certification from the applicable title insurance company in favor of the Trustee and the Collateral Agent from the applicable surveyor stating that, based on a visual inspection of the property and the knowledge of the surveyor, there has been no change in the facts depicted in the survey or (ii) an affidavit from the Company and the Guarantors stating that there has been no change, other than, in each case, changes that do not materially adversely affect the use by the Company or Guarantor, as applicable, of such Premises for the Company or such Guarantor’s business as so conducted, or intended to be conducted, at such Premises; and

(4)                                 such further information, opinions, certificates, instruments and documents evidencing or relating to the Mortgaged Property or required to effect the foregoing including, without limitation, any information, certificates, opinions, instruments and documents substantially similar in form and substance to those delivered to the Administrative Agent under the Credit Facility in connection with such Mortgaged Property.

SECTION 4.18.                                   [Reserved].

SECTION 4.19.                                   Reports to Holders.

Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes are outstanding, the Company will furnish to the Trustee and to the Holders:

(1)                                 all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K, or any successor or comparable forms, if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries and, with respect to the annual consolidated financial statements of the Company, a report thereon by the Company’s certified independent accountants; and

(2)                                 all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports,

in each case, within the time periods required for filing such forms and reports as specified in the SEC’s rules and regulations (and, during any period in which the Company is not required to file reports with the SEC, within the time periods specified in the SEC’s rules and regulations applicable to a “non-accelerated filer”). To the extent the Company is not required to file reports with the SEC, it will make the information publicly available (including via a non-password protected website). Whether the Company files such reports with the SEC or posts its reports on its website, the public posting of such reports shall satisfy any requirement to deliver such reports to Holders.

Notwithstanding the foregoing, the Company may satisfy such requirements, whether or not required by the rules and regulations of the SEC, by filing all such information and reports with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing). During any period in which the Company is not required to file reports with the SEC, the Company shall make such information publicly available within the time periods specified in the SEC’s rules and regulations applicable to a “non-accelerated filer.” In addition, the Company has agreed that, for so long as any Notes remain outstanding, it will furnish to the Holders upon their request, the information required to be delivered pursuant to Rule 144(A)(d)(4) under the Securities Act.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

In the event that any direct or indirect parent company of the Company becomes a Guarantor of the Notes, the Company may satisfy its obligations under this Section 4.19 to provide financial information relating to the Company by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information for such parent, on the one hand, and the information relating to the Company and its Restricted Subsidiaries on a standalone basis, on the other hand.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries and such Unrestricted Subsidiaries, either individually or collectively, would otherwise have been a Significant Subsidiary, then the annual and quarterly financial information required by this Section 4.19 shall include a reasonably detailed presentation, as determined in good faith by the senior management of the Company, either on the face of the financial statements or in the footnotes to the financial statements and in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

SECTION 4.20.                                   Effectiveness of Covenants.

(1)                                 Following the first day (such date, a “Suspension Date”) that:

(a)                                 the Notes have an Investment Grade Rating from both of the Rating Agencies; and

(b)                                 no Default or Event of Default has occurred and is continuing under this Indenture,

the Company and its Restricted Subsidiaries will not be subject to the provisions of Sections 4.08, 4.09, 4.11, 4.12, 4.15, 4.16 (but only with respect to any Person that is required to become a Guarantor after the date of the commencement of the applicable Suspension Date) and 5.01(2) (collectively, the “Suspended Covenants”).

(2)                                 If at any time the Notes’ credit rating is downgraded from an Investment Grade Rating by any Rating Agency or if a Default or Event of Default occurs and is continuing, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended (the “Reinstatement Date”) and be applicable pursuant to the terms of this Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of this Indenture), unless and until the Notes subsequently attain an Investment Grade Rating from both of the Rating Agencies and no Default or Event of Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain an Investment Grade Rating from both of the Rating Agencies and no Default or Event of Default is in existence); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under this Indenture, the Notes or the Guarantees with respect to the Suspended Covenants based on, and none of the Company or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between the Suspension Date and the Reinstatement Date is referred to as the “Suspension Period.”

(3)                                 On the Reinstatement Date, all Indebtedness incurred during the Suspension Period will be classified to have been incurred pursuant to Section 4.08(a) of (including Permitted Indebtedness) (to the extent such Indebtedness would be permitted to be incurred thereunder as of the Reinstatement Date and after giving effect to Indebtedness incurred prior to the Suspension Period and outstanding on the Reinstatement Date). To the extent such Indebtedness would not be so permitted to be incurred pursuant Section 4.08 (including Permitted Indebtedness) such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified under clause (3) of the definition of “Permitted Indebtedness.” Calculations made after the Reinstatement Date of the amount available to be made as Restricted Payments under Section 4.09 will be made as though Section 4.09 had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under Section 4.09(a).

(4)                                 During any Suspension Period, the Board of Directors of the Company may not designate any of the Company’s Subsidiaries as Unrestricted Subsidiaries pursuant to this Indenture.

(5)                                 Promptly following the occurrence of any Suspension Date or Reinstatement Date, the Company will provide an Officers’ Certificate to the Trustee regarding such occurrence. The Trustee shall have no obligation to independently determine or verify if a Suspension Date or Reinstatement Date has occurred or notify the Holders of any Suspension Date or Reinstatement Date.

ARTICLE FIVE
SUCCESSOR CORPORATION

SECTION 5.01.                                   Merger, Consolidation and Sale of Assets.

(a) The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person (whether or not the Company is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and the Company’s Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

(1)                                 either:

(A)                               the Company shall be the surviving or continuing corporation; or

(B)                               the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company’s Restricted Subsidiaries substantially as an entirety (the “Surviving Entity”):

(x)                                 shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

(y)                                 shall expressly assume, (i) by supplemental indenture, executed and delivered to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest, if any, on all of the Notes and the performance of every covenant of the Notes and this Indenture on the part of the Company to be performed or observed thereunder and (ii) by amendment, supplement or other instrument, executed and delivered to the

Trustee, all obligations of the Company under the Collateral Agreements, and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Agreements on the Collateral owned by or transferred to the surviving entity;

(2)                                 immediately after giving pro forma effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall (a) be able to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in the proviso to Section 4.08(a) or (b) have a Consolidated Fixed Charge Coverage Ratio that is no worse than the Company’s Consolidated Fixed Charge Coverage Ratio immediately prior to such transaction and any related financing transaction;

(3)                                 immediately after giving pro forma effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing;

(4)                                 each Guarantor (unless it is the other party to the transactions described above, in which case clause (2) of Section 5.01(c) shall apply) shall have by supplemental indenture confirmed that its Guarantee shall apply to such successor company’s obligations under this Indenture and the Notes and shall have by written agreement confirmed that its obligations under the Collateral Agreements shall continue to be in effect and shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by such Guarantor, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions; and

(5)                                 the Company or the Surviving Entity shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied and that such supplemental indenture constitutes the legal, valid and binding obligations of the obligor enforceable in accordance with its terms.

(b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

(c) Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with the provisions of this Section 5.01 and Section 4.11) will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person (whether or not the Guarantor is the surviving Person), other than the Company or any other Guarantor unless:

(1)                                 the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

(2)                                 such entity (if other than such Guarantor) expressly assumes (a) by supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Guarantor under the Guarantee and the performance of every covenant of the Guarantee and this Indenture and (b) by amendment, supplement or other instrument executed and delivered to the Trustee and the Collateral Agent, all obligations of the Guarantor under the Collateral Agreements and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Agreements on the Collateral owned by or transferred to the surviving entity;

(3)                                 immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(4)                                 the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent set forth herein relating to such transaction have been satisfied and that such supplemental indenture constitutes the legal, valid and binding obligations of the obligor enforceable in accordance with its terms.

(d) Notwithstanding the foregoing, any Guarantor may merge with or into or transfer all or part of its properties and assets to a Guarantor or merge with a Restricted Subsidiary of the Company, so long as the resulting entity remains or becomes a Guarantor without regard to the requirements set forth in Section 5.01(c).

(e) Notwithstanding Section 5.01(a)(2):

(1)                                 any Restricted Subsidiary may consolidate with, merge with or into or transfer all or part of its properties and assets to the Company so long as no Capital Stock of the Restricted Subsidiary is distributed to any Person other than the Company; provided that, in the case of a Restricted Subsidiary that merges into the Company, the Company will also not be required to comply with Section 5.01(a)(5); and

(2)                                                                                 the Company or any Guarantor may merge with an Affiliate of the Company or such Guarantor, as applicable, solely for the purpose of reincorporating or forming the Company in another state or territory of the United States or the District of Columbia, so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

SECTION 5.02.                                   Successor Entity Substituted.

Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the provisions of Section 5.01, in which the Company is not surviving or the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, the Notes and the Collateral Agreements with the same effect as if such surviving entity had been named as such. Upon such substitution, the Company and any Guarantors that remain Subsidiaries of the Company shall be automatically released and discharged from their obligations under this Indenture, the Guarantees and the Collateral Agreements; provided that, in the case of a lease of all or substantially all its assets, the Company will not be released from the obligation to pay the principal of and interest on the Notes or its obligations under the Collateral Agreements, and a Guarantor will not be released from its obligations under its Guarantee or its obligations under the Collateral Agreements.

ARTICLE SIX
DEFAULT AND REMEDIES

SECTION 6.01.                                   Events of Default.  The following events are defined as “Events of Default” (each, an “Event of Default”):

(1)                                 the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 consecutive days;

(2)                                 the failure to pay the principal of or premium, if any, on any Notes, when such principal or premium becomes due and payable, at maturity, upon optional redemption, upon required offer to purchase (including a default in payment resulting from the failure to make a required offer to purchase), upon acceleration or otherwise;

(3)                                 a default in the observance or performance of any other covenant or agreement contained in this Indenture (other than the payment of the principal of, or premium, if any, or interest, if any, on any Note, as set forth above) or any Collateral Agreement which default continues for a period of 30 consecutive days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (including Additional Notes, if any) (except in the case of a default with respect to Section 5.01, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

(4)                                 the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 30 consecutive days from the date of acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated (in each case with respect to which the 30 consecutive day period described above has elapsed), aggregates $20.0 million or more at any time;

(5)                                 one or more judgments in an aggregate amount in excess of $20.0 million shall have been rendered against the Company or any of its Restricted Subsidiaries (other than any judgment as to which a reputable and solvent third-party insurer has not disclaimed coverage) and such judgments remain undischarged, unpaid or unstayed for a period of 60 consecutive days after such judgment or judgments become final and non-appealable;

(6)                                 the Company, any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries) (A) commences a voluntary case or proceeding under the Bankruptcy Code or other applicable bankruptcy law with respect to itself, (B) consents to the entry of an order for relief against it in an involuntary case under the Bankruptcy Code or other applicable bankruptcy law, (C) consents to the appointment of a Custodian of it or for substantially all of its property, (D) makes a general assignment for the benefit of its creditors; or (E) takes any corporate action to authorize or effect any of the foregoing;

(7)                                 a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company, any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case or proceeding under the Bankruptcy Code or other applicable bankruptcy law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company, such Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), (B) appoint a Custodian of the Company, such Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), or for substantially all of its property or (C) order the winding up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 days;

(8)                                 the Company or any of the Guarantors, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Collateral Agreement;

(9)                                 any Guarantee of a Significant Subsidiary or any group of Domestic Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), Collateral Agreement or obligation under the Intercreditor Agreement ceases to be in full force and effect (except as contemplated by the terms of this Indenture, such Collateral Agreement or the Intercreditor Agreement) or any Guarantee of a Significant Subsidiary or any group of Domestic Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), or Collateral Agreement is declared by a court of competent jurisdiction to be null and void and unenforceable or any Guarantee of a Significant Subsidiary or any group of Domestic Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries) is found by a court of competent jurisdiction to be invalid or any Guarantor denies its liability under its Guarantee, this Indenture or any Collateral Agreement; or

(10)                          (i) any lien or security interest created by any Collateral Agreement ceases to be in full force and effect (except as permitted by the terms of this Indenture or the Collateral Agreements) or (ii) the breach or repudiation by the Company or any of its Restricted Subsidiaries of any of their obligations under any Collateral Agreement (other than by reason of a release of such obligation or Lien related thereto in accordance with the terms of this Indenture or such Collateral Agreement); provided that, in the case of clauses (i) and (ii), such cessation, breach or repudiation, individually or in the aggregate, results in Collateral having a Fair Market Value in excess of $10.0 million not being subject to a valid, perfected security interest in favor of the Collateral Agent (to the extent required under the Collateral Agreements). For the avoidance of doubt, this clause (10) does not limit or otherwise alter in any manner the remedies available to Holders in clauses (1) through (9) above.

SECTION 6.02.                                   Acceleration.

(a)                                 If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) with respect to the Company) shall occur and be continuing and has not been waived, the Trustee, by notice in writing to the Company, or the Holders of at least 25% in principal amount of outstanding Notes (including Additional Notes, if any) may declare the principal of, premium, if any, and accrued interest, if any, on all the Notes to be due and payable, by notice in writing to the Company and the Trustee, specifying the Event of Default and that it is a “notice of acceleration,” and the same shall become immediately due and payable.

(b)                                 If an Event of Default specified in Section 6.01(6) or (7) with respect to the Company occurs and is continuing, then all unpaid principal of, premium, if any, and accrued and unpaid interest, if any, on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(c)                                  At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraphs, the Holders of a majority in principal amount of the Notes (including Additional Notes, if any) may rescind and cancel such declaration and its consequences:

(1)                                 if the rescission would not conflict with any judgment or decree;

(2)                                 if all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, or interest, if any, that has become due solely because of the acceleration;

(3)                                 to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal and premium, if any, which has become due otherwise than by such declaration of acceleration, has been paid or deposited with the Trustee for payment therefor without any restriction on or condition to the application by the Trustee towards such payment;

(4)                                 if the Company has paid the Trustee its compensation and reimbursed the Trustee for its reasonable expenses, disbursements and its advances; and

(5)                                 in the event of the cure or waiver of an Event of Default described in Section 6.01(6) or (7), the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.                                   Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest, if any, on the Notes or, subject to the Intercreditor Agreement, to enforce the performance of any provision of the Notes, this Indenture or any of the other Indenture Documents.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee, the Collateral Agent or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.                                   Waiver of Past Defaults.

Subject to Sections 2.09, 6.02(c), 6.07 and 9.02, the Holders of a majority in principal amount of the Notes (including Additional Notes, if any) may waive any existing Default or Event of Default and its consequences, except (other than as provided in Section 6.02(c)) a default in the payment of the principal of or premium, if any, or interest, if any, on any Notes.  When a Default or Event of Default is waived, it is cured and ceases to exist.

SECTION 6.05.                                   Control by Majority.

Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Collateral Agent of exercising any trust or power conferred on the Trustee or the Collateral Agent.  Subject to Section 7.01 and 7.02(f), however, the Trustee or the Collateral Agent, as the case may be, may refuse to follow any direction that conflicts with any law, this Indenture, the Notes, a Guarantee or the Collateral Agreements or that the Trustee or the Collateral Agent determines in good faith is unduly prejudicial to the rights of any other Holder or that involve the Trustee or the Collateral Agent in personal liability.

SECTION 6.06.                                   Limitation on Suits.

Subject to Section 6.07, no Holder may pursue any remedy with respect to this Indenture or the Notes (subject to the Intercreditor Agreement) unless:

(1)                                 such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)                                 subject to Section 2.09, the Holders of at least 25% in principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

(3)                                 such Holders have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)                                 the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)                                 the Holders of a majority in principal amount of the then outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60 day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.07.                                   Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest, if any, on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be amended without the consent of such Holder.

SECTION 6.08.                                   Collection Suit by Trustee or Collateral Agent.

If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, subject to the Intercreditor Agreement, the Trustee or the Collateral Agent may recover judgment (i) in its own name and (ii)(x) in the case of the Trustee, as trustee of an express trust or (y) in the case of the Collateral Agent, as collateral agent on behalf of each of the Secured Parties, in each case against the Company or any other obligor on the Notes for the whole amount of principal of, premium, if any, and accrued interest, if any, remaining unpaid on the Notes, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, if any, at the rate set forth in Section 4.01 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent and their respective agents and counsel and any other amounts due any such Person under the Collateral Agreements and Section 7.07.

SECTION 6.09.                                   Trustee May File Proofs of Claim.

Subject to the Collateral Agreements, the Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, reasonable expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property and, subject to the Intercreditor Agreement, shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, reasonable expenses, taxes, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due any such Person under the Collateral Agreements and Section 7.07.  The Company’ payment obligations under this Section 6.09 shall be secured in accordance with the provisions of Section 7.07.  Nothing herein contained shall be deemed to authorize the Trustee or Collateral Agent to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the Collateral Agent, as the case may be, to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.                                   Priorities.

If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

First:  to the Trustee, the Collateral Agent, the Paying Agent and the Registrar for amounts due under Section 7.07 (including payment of all compensation expense, all liabilities incurred and all advances made by the Trustee or the Collateral Agent, as the case may be, and the costs and expenses of collection);

Second:  if the Holders are forced to proceed against the Company directly without the Trustee or the Collateral Agent, to Holders for their collection costs;

Third:  to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, if any, respectively; and

Fourth:  to the Company or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11.                                   Undertaking for Costs.

All parties to this Indenture agree, and each Holder by its acceptance of its Note shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee or the Collateral Agent, as the case may be, for any action taken or omitted by it as Trustee or the Collateral Agent, as the case may be, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee or the Collateral Agent, as the case may be, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

SECTION 6.12.                                   Restoration of Rights and Remedies.

If the Trustee, the Collateral Agent or any Holder has instituted any proceedings to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee, the Collateral Agent or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee, the Collateral Agent and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee, the Collateral Agent and the Holders shall continue as though no such proceeding has been instituted.

ARTICLE SEVEN
TRUSTEE

SECTION 7.01.                                   Duties of Trustee.

The duties and responsibilities of the Trustee shall be as set forth herein.

(a)                                 If an Event of Default has occurred and is continuing, the Trustee shall exercise such rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                 Except during the continuance of an Event of Default:

(1)                                 the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in or read into this Indenture against the Trustee; and

(2)                                 in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, in case of any such certificates or opinions furnished to the Trustee which by the provisions hereof are furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the form requirements of this Indenture.

(c)                                  Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)                                 this clause (c) does not limit the effect of clause (b) of this Section 7.01;

(2)                                 the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)                                 the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)                                 No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability (financial or otherwise).  The Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture Documents or the Collateral Agreements, the Notes or the Guarantees at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense which may be incurred by it (including repayment of its own funds) in compliance with such request, order or direction.

(e)                                  Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to clauses (a), (b), (c) and (d) of this Section 7.01.

(f)                                   The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company.  Money and assets held in trust by the Trustee need not be segregated from other funds or assets held by the Trustee except to the extent required by law.

SECTION 7.02.                                   Rights of Trustee.

Subject to Section 7.01:

(a)                                 The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement instrument, opinion, report, request direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)                                 Before the Trustee acts or refrains from acting, it may consult with counsel of its selection and may require an Officers’ Certificate or an Opinion of Counsel, or both, which shall conform to Sections 11.04 and 11.05.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The advice of the Trustee’s counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by the Trustee hereunder in good faith and in reliance thereon.

(c)                                  The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)                                 The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers under this Indenture.

(e)                                  The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records and premises of the Company, personally or by agent or attorney and to consult with the officers and representatives of the Company, including the Company’ accountants and attorneys.  Except as expressly stated herein to the contrary, in no event shall the Trustee have any responsibility to ascertain whether there has been compliance with any of the covenants or provisions of Articles Four or Five hereof.

(f)                                   The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(g)                                  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company and any resolution of the Board of Directors of the Company shall be sufficient if evidenced by a copy of such resolution certified by an Officer of the Company to have been duly adopted and in full force and effect on the date hereof.

(h)                                 The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless the Trustee shall have received from the Company, any Guarantor or any other obligor upon the Notes or from any Holder written notice thereof at its address set forth in Section 11.02 hereof, and such notice references the Notes and this Indenture.

(i)                                     The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j)                                    The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any persons authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(k)                                 The permissive right of the Trustee to take any action under this Indenture Documents shall not be construed as a duty to so act.

(l)                                     The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(m)                             In no event shall the Trustee be liable to any Person for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage.

SECTION 7.03.                                   Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Subsidiary of the Company or their respective Affiliates with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.  However, the Trustee must comply with Sections 7.10 and 7.11 of this Indenture.

SECTION 7.04.                                   Trustee’s Disclaimer.

The Trustee makes no representation as to the validity, adequacy or sufficiency of this Indenture, the Notes or the Collateral Agreements, and it shall not be accountable for the Company’ use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture, the Notes, the Collateral Agreements or any other documents in connection with the issuance of the Notes other than the Trustee’s certificate of authentication, which shall be taken as the statement of Company, and the Trustee assumes no responsibility for their correctness.

Beyond the exercise of reasonable care in the custody thereof and the fulfillment of its obligations under this Indenture and the Collateral Agreements, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto.  The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property.

The Trustee makes no representations as to and shall not be responsible for the existence, genuineness, value, sufficiency or condition of any of the Collateral or as to the security afforded or intended to be afforded thereby, hereby or by any Collateral Agreement, or for the validity, perfection, priority or enforceability of the Liens or security interests in any of the Collateral created or intended to be created by any of the Collateral Agreements, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral, any Collateral Agreements or any agreement or assignment contained in any thereof, for the validity of the title of the Company or any Guarantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

SECTION 7.05.                                   Notice of Default.

If a Default or an Event of Default occurs and is continuing and is actually known to the Trustee or if the Trustee has received written notice of a Default or an Event of Default from the Company or any Holder, the Trustee shall mail to each Holder, with a copy to the Company, notice of such Default or Event of Default within 90 days after such Default or Event of Default occurs, unless such Default or Event of Default has been cured or waived.  If the Trustee obtains actual knowledge or receives written notice of a Default or an Event of Default from the Company or any Holder after 90 days of the occurrence of such Default or Event of Default, the Trustee shall mail to each Holder, with a copy to the Company, notice of such Default or Event of Default within 30 days after it obtains actual knowledge of such Default or Event of Default. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, or interest, if any, on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer and, except in the case of a failure to comply with Article Five, the Trustee may withhold from the Holders notice of any continuing Default if the Trustee determines in good faith that withholding the notice is in the interests of the Holders.

SECTION 7.06.                                   [Reserved].

SECTION 7.07.                                   Compensation and Indemnity.

The Company and the Guarantors, jointly and severally, shall pay to the Trustee (the “Indemnified Party”) from time to time such compensation for its services as Trustee, as the case may be, as shall from time to time be agreed in writing.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Indemnified Party upon request for all reasonable out-of-pocket expenses incurred or made by it in connection with the performance of its duties under, as the case may be, the Indenture Documents.  Such expenses shall include the reasonable fees and expenses of the Indemnified Party’s agents and counsel.

The Company and the Guarantors, jointly and severally, hereby agree to indemnify the Indemnified Party for, and to hold it harmless against, any loss, cost, claim, liability or expense (including taxes other than taxes based upon, or determined by reference to, the income of the Indemnified Party) incurred by it except for such actions to the extent caused by any negligence, bad faith or willful misconduct on the part of the Indemnified Party (as determined by a final non-appealable judgement of a court of competent jurisdiction), arising out of or in connection with this Indenture Documents, or the administration of this trust, including the reasonable costs and expenses of enforcing this Indenture or the other Indenture Documents against the Company or any Guarantor (including this Section 7.07) and defending itself. against any claim or liability in connection with the exercise or performance of any of its rights, powers or duties hereunder or thereunder (including the reasonable fees and expenses of counsel).  The Trustee shall notify the Company promptly of any claim asserted against it for which the Trustee may seek indemnity hereunder or under the other Indenture Documents.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder.  At the Indemnified Party’s sole discretion, the Company shall defend the claim and the Indemnified Party shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in writing by the Indemnified Party, which consent shall not be unreasonably be withheld.  Alternatively, the Indemnified Party may at its option have separate counsel of its own choosing and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company shall not be required to pay such fees and expenses if it assumes the Indemnified Party’s defense and there is no conflict of interest between the Company and the Indemnified Party in connection with such defense as reasonably determined by the Indemnified Party.  The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.

To secure the Company’s and each Guarantor’s payment obligations in this Section 7.07, the Indemnified Party shall have a lien prior to the Notes on all Collateral held or collected by the Trustee or the Collateral Agent, in its capacity as such, except assets or money held in trust to pay principal of or interest, if any, on particular Notes which have been called for redemption.

When an Indemnified Party incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, such expenses (including the reasonable fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Code.

The obligations of the Company and the Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture, termination of the Collateral Agreements or the other Indenture Documents or the resignation or removal of the Trustee, or the Collateral Agent.

SECTION 7.08.                                   Replacement of Trustee.

The Trustee may resign by so notifying the Company.  The Holders of a majority in aggregate principal amount of the outstanding Notes may remove the Trustee by so notifying the

Company and the Trustee in writing and may appoint a successor Trustee.  The Company, by a Board Resolution, may remove the Trustee if:

(1)                                 the Trustee fails to comply with Section 7.10;

(2)                                 the Trustee is adjudged bankrupt or insolvent;

(3)                                 a receiver or other public officer takes charge of the Trustee or its property; or

(4)                                 the Trustee becomes incapable of acting with respect to the Notes.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder in writing of such event and shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, trusts, duties and obligations of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such Trustee so ceasing to act hereunder subject nevertheless to its lien, if any, provided for in Section 7.07.  Upon request of the Company or the successor Trustee, such retiring Trustee shall at the expense of the Company and upon payment of the charges of the Trustee then unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, at the Company’ expense, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

The Company shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders in writing.  Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 7.09.                                   Successor Trustee by Merger, Etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the resulting, surviving or transferee Person without any further act shall, if such resulting, surviving or transferee Person is otherwise eligible hereunder, be the successor Trustee; provided, however, that such Person shall be otherwise qualified and eligible under this Article Seven.

In case any Notes have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

SECTION 7.10.                                   Eligibility; Disqualification.

The Trustee (or, in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.  If the Trustee has or acquires a conflicting interest, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, this Indenture.

SECTION 7.11.                                   [Reserved].

SECTION 7.12.                                   Trustee as Paying Agent and Collateral Agent.

References to the Trustee in Sections 7.01(f), 7.02, 7.03, 7.04, 7.07, 7.08 and the first paragraph of Section 7.09 shall include the Trustee in its role as Paying Agent, as Registrar and as Collateral Agent.

SECTION 7.13.                                   Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other Persons as to other matters and any such Person may certify or give an opinion as to such matters in one or several documents.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

ARTICLE EIGHT
SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 8.01.                                   Legal Defeasance and Covenant Defeasance.

(a)                                 The Company may, at its option and at any time, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Notes upon compliance with the applicable conditions set forth in paragraph (d).

(b)                                 Upon the Company’s exercise under paragraph (a) of the option applicable to this paragraph (b), the Company and the Guarantors shall be deemed to have been released and discharged from their obligations with respect to the outstanding Notes, the Guarantees and the Collateral Agreements on the date the applicable conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, such Legal Defeasance means that the

Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of the Sections and matters under this Indenture referred to in clause (i) and (ii) below, and the Company and the Guarantors shall be deemed to have satisfied all their other obligations under such Notes and this Indenture, the Guarantees and the Collateral Agreements, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph payments in respect of the principal of, premium, if any, and interest, if any, on such Notes when such payments are due, (ii) obligations listed in Section 8.03, subject to compliance with this Section 8.01 and (iii) the rights, powers, trusts, duties and immunities of the Trustee and the Company’s obligations in connection therewith.  The Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Notes.

(c)                                  Upon the Company’s exercise under paragraph (a) of the option applicable to this paragraph (c), the Company and its Restricted Subsidiaries shall, subject to the satisfaction of the conditions set forth in paragraph (d) below, be released and discharged from their obligations under any covenant contained in Sections 4.04 through 4.06,  Sections 4.08 through 4.20 and Section 5.01(2), with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed to be not “outstanding” for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes and Guarantees, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.  In addition, upon the Company’s exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in paragraph (d) below, Sections 6.01(3) (solely as such section pertains to Sections 4.04 through 4.06, Sections 4.08 through 4.20 and Section 5.01(2)), and Sections 6.01(4) through Section 6.01(9) (other than Sections 6.01(6) and 6.01(7)) shall not constitute Events of Default.

(d)                                 The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Notes:

(1)                                 the Company shall irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender or non-callable U.S. Government Obligations, or a combination thereof, in such amounts and at such times as are sufficient, in the opinion of an Independent Financial Advisor, to pay the principal of, premium, if any, and interest, if any, on the Notes on the stated date for payment thereof or the applicable Redemption Date, as the case may be; provided, however, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such U.S. Legal Tender or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes to maturity or redemption;

(2)                                 in the event the Company elects paragraph (b) above, the Company shall deliver to the Trustee an Opinion of Counsel in the United States of America confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case stating that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance contemplated hereby and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)                                 in the event the Company elects paragraph (c) above, the Company shall deliver to the Trustee an Opinion of Counsel in the United States stating that the beneficial owners of the Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance contemplated hereby and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)                                 no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the failure to comply with Section 4.08 arising in connection with the borrowing of funds required to effect such deposit and the granting of Liens in connection therewith) or, insofar as Defaults or Events of Default under Section 6.01(6) or 6.01(7) are concerned, at any time in the period ending on the 91st day after the date of such deposit;

(5)                                 such Legal Defeasance or Covenant Defeasance shall not result in a breach of, or constitute a default under, the Credit Facility or any other material agreement or material instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)                                 the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit under clause (1) was not made by the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

(7)                                 the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the defeasance contemplated by this Section 8.01 have been complied with;

(8)                                 the Company shall have delivered to the Trustee an Opinion of Counsel (subject to customary qualifications and exclusions) stating that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940; and

(9)                                 the Company shall have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be (which instructions may be contained in the Officers’ Certificate referred to in clause (7) of this Section 8.01(d)).

Notwithstanding the foregoing, the Opinion of Counsel required by Section 8.01(d)(2) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) shall become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

In the event all or any portion of the Notes are to be redeemed through such irrevocable trust, the Company must make arrangements satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.

(e)                                                          If the Company exercises Legal Defeasance of Covenant Defeasance, the Liens on the Collateral will be released and the Guarantees in effect at such time will be automatically released.

SECTION 8.02.                                   Satisfaction and Discharge.

In addition to the Company’s rights under Section 8.01, this Indenture and the Collateral Agreements (including all Liens on Collateral in connection with the issuance of the Notes) shall be discharged and shall cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in this Indenture) as to all outstanding Notes and Guarantees when:

(1)                                 either:

(a)                                 all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b)                                 all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable by reason of the giving of a notice of redemption or otherwise, (ii) will become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year, under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient (without the benefit of reinvestment) to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest, if any, on the Notes to, but excluding, the date of such stated maturity or redemption, as the case may be, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2)                                 no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, the Credit Facility or any other material agreement or material instrument (other than this Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3)                                 the Company has paid all other sums payable under this Indenture and the Collateral Agreements by the Company; and

(4)                                 the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

SECTION 8.03.                                   Survival of Certain Obligations.

Notwithstanding the satisfaction and discharge of this Indenture and of the Notes referred to in Section 8.01 or 8.02, the respective obligations of the Company and the Trustee under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, and 2.10, Sections 7.07 and 7.08 and Sections 8.05, 8.06 and 8.07 shall survive until the Notes are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Sections 7.07, 8.04, 8.05, 8.06 and 8.07 shall survive.

SECTION 8.04.                                   Acknowledgment of Discharge by Trustee and Collateral Agent.

Subject to Section 8.07, after (i) the conditions of Section 8.01 or 8.02 have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee, upon written request, shall acknowledge in writing the discharge of the Company’ obligations under this Indenture except for those surviving obligations specified in Section 8.03 and the Collateral Agent shall execute and deliver to the Company (at the Company’s expense) any document reasonably requested by the Company to effect or evidence any release and discharge of Lien or Collateral Agreement contemplated by Section 12.05.

SECTION 8.05.                                   Application of Trust Moneys.

The Trustee shall hold any U.S. Legal Tender or U.S. Government Obligations deposited with it in the irrevocable trust established pursuant to Section 8.01.  The Trustee shall apply the deposited U.S. Legal Tender or the U.S. Government Obligations, together with earnings thereon, through the Paying Agent, in accordance with this Indenture and the terms of the irrevocable trust agreement established pursuant to Section 8.01, to the payment of principal of, premium, if any, and interest, if any, on the Notes.  Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company’ request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 8.01(d) which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.01 or 8.02 or the principal, premium, if any, and interest, if any, received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

SECTION 8.06.                                   Repayment to the Company; Unclaimed Money.

Subject to Sections 7.07, 8.01 and 8.02, the Trustee and the Paying Agent shall promptly pay to the Company upon written request from the Company any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time.  Subject to applicable law, the Trustee and the Paying Agent shall pay to the Company, upon receipt by the Trustee or the Paying Agent, as the case may be, of a written request from the Company any money held by it for the payment of principal, premium, if any, or interest, if any, that remains unclaimed for two years after payment to the Holders is required, without interest thereon; provided, however, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Company, without interest thereon.  After payment to the Company, Holders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designated another Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

SECTION 8.07.                                   Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 or 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and each Guarantor’s obligations under this Indenture and each other Indenture Document to which such Person is a party shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 or 8.02 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 or 8.02; provided, however, that if the Company have made any payment of premium, if any, or interest, if any, on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE NINE
AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.                                   Without Consent of Holders.

(a) From time to time, the Company, the Guarantors, the Trustee and, if such amendment, modification or supplement relates to any Collateral Agreement, the Collateral Agent, without the consent of the Holders, may amend, modify or supplement this Indenture, the Notes, the Guarantees and the Collateral Agreements:

(1)                                 to cure any ambiguity, defect or inconsistency contained therein;

(2)                                 to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)                                 to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders in accordance with Section 5.01;

(4)                                 to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights of any such Holder under this Indenture, the Notes, the Guarantees or the Collateral Agreements;

(5)                                 to evidence and provide for the acceptance of an appointment under this Indenture of a successor trustee or collateral agent; provided that the successor trustee or collateral agent is otherwise qualified and eligible to act as such under the terms of this Indenture;

(6)                                 to allow any Subsidiary or any other Person to guarantee the Notes;

(7)                                 to release a Guarantor as permitted by this Indenture and the relevant Guarantee;

(8)                                 if necessary, in connection with any addition or release of Collateral permitted under the terms of this Indenture or the Collateral Agreements;

(9)                                 to conform the text of this Indenture, the Notes, or the Guarantee to any provision of the “Description of the Notes” section contained in the offering memorandum related to the Initial Notes to the extent that such provision in the “Description of the Notes” section contained in the offering memorandum related to the Initial Notes was intended to be a verbatim recitation of a provision of this Indenture, the Notes, or the Guarantees, which intent may be evidenced by an Officers’ Certificate to that effect;

(10)                          to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the Issue Date; or

(11)                          to enter into or amend any of the Collateral Agreements (or supplement any of the Collateral Agreements) under circumstances provided therein including (x) if the Company incurs Permitted Additional Pari Passu Obligations and (y) in connection with the refinancing of the Credit Facility and to secure any Permitted Additional Pari Passu Obligations under the Collateral Agreements, and to appropriately include any of the foregoing in the Collateral Agreements.

(b) Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amendment or supplement, and upon receipt by the Trustee and the Collateral Agent, as applicable, of the documents described in Sections 7.02 and 9.06 hereof, the Trustee and the Collateral Agent, as applicable, will join with the Company and the Guarantors in the execution of any amendment or supplement authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained.  After an amendment, modification, waiver or supplement under this Section 9.01 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, modification, waiver or supplement.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, modification, waiver or supplement or constitute an Event of Default hereunder.

(c) Notwithstanding the foregoing, the Trustee and the Collateral Agent will not be required to enter into any amendment that affects the Trustee’s or Collateral Agent’s rights and obligations under this Indenture and Collateral Agreements.

SECTION 9.02.                                   With Consent of Holders.

(a) The Company and the Guarantors, when authorized by a Board Resolution, and the Trustee, or the Collateral Agent, as applicable, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Notes, may amend, modify or supplement this Indenture, the Notes, the Guarantees and the Collateral Agreements without notice to any other Holders.  The Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance by the Company with any provision of this Indenture, any Collateral Agreements or the Notes without notice to any other Holder.  However, no amendment, modification, supplement or waiver, including a waiver pursuant to Section 6.04, shall without the consent of each Holder of each Note affected thereby:

(1)                                 reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Notes;

(2)                                 reduce the stated rate of interest or change or have the effect of changing the time for payment of interest (including defaulted interest) on any Notes;

(3)                                 reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the Redemption Price therefor (other than as provided in Section 9.02(c));

(4)                                 make any Notes payable in currency other than that stated in the Notes;

(5)                                 waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration);

(6)                                 amend Section 6.07;

(7)                                 subordinate the Notes in right of payment to any other Indebtedness of the Company or any Guarantor;

(8)                                 release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture; or

(9)                                 make any changes to Section 9.01 or this Section 9.02.

(b) Without the consent of the Holders of at least 66 2/3% in principal amount of the Notes then outstanding under this Indenture (including, without limitation, (x) consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes and (y) Additional Notes, if any), no amendment, modification, supplement or waiver, including a waiver pursuant to Section 6.04, shall release all or substantially all of the Collateral otherwise than in accordance with the terms of this Indenture and the Collateral Agreements.

(c) For the avoidance of doubt, the Company’s obligations under Section 4.10 may be modified with the consent of the Holders of a majority of the aggregate principal amount of Notes then outstanding at any time prior to the occurrence of a Change of Control.

(d) It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

(e) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 9.03.                                   [Reserved].

SECTION 9.04.                                   Revocation and Effect of Consents.

Until an amendment, waiver or supplement becomes effective (which may be prior to any such amendment, waiver or supplement becoming operative), a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  Subject to the following paragraph, any such Holder or subsequent

Holder may revoke the consent as to such Holder’s Note or portion of such Note by written notice to the Trustee and the Company received before the date on which the Trustee and if such amendment, waiver or supplement relates to any Collateral Agreement, the Collateral Agent, receives written consents from the Holders of a requisite percentage in principal amount of the outstanding Notes and receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.  An amendment, waiver or supplement shall become effective upon receipt by the Trustee or the Collateral Agent, as the case may be, of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes and an Officers’ Certificate, and the execution thereof by the Trustee or the Collateral Agent, as the case may be.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver.  If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than 90 days after such record date.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in clauses(a) or (b) of the first paragraph of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, premium, if any, and interest, if any, on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.05.                                   Notation on or Exchange of Notes.

If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver the Note to the Trustee.  The Trustee at the written direction of the Company may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated.  Alternatively, if the Company so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.  Failure to make an appropriate notation, or issue a new Note, shall not affect the validity and effect of such amendment, supplement or waiver.  Any such notation or exchange shall be made at the sole cost and expense of the Company.  Failure to make the appropriate notation or issue a new Note shall not effect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.                                   Trustee to Sign Amendments, Etc.

The Trustee and/or the Collateral Agent, as applicable, shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee or the Collateral Agent, as the case may be, may, but shall not be obligated to, execute any such amendment, supplement or waiver which adversely affects the rights, duties or immunities of the Trustee or the Collateral Agent, as the case may be, under this Indenture or any Collateral Agreement.  The Trustee or the Collateral Agent, as the case may be, shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture.  Such Opinion of Counsel shall also state that the amendment or supplement is a valid and enforceable obligation of the Company.  Such Opinion of Counsel shall not be an expense of the Trustee or the Collateral Agent, as the case may be, and shall be paid for by the Company.

ARTICLE TEN
GUARANTEE

SECTION 10.01.                            Guarantee.

Each Guarantor hereby fully, irrevocably and unconditionally, jointly and severally guarantees (such guarantee, as amended or supplemented from time to time, to be referred to herein as the “Guarantee”), to each of the Holders, the Trustee and the Collateral Agent and their respective successors and assigns that (i) the principal of, premium, if any and interest, if any, on the Notes shall be promptly paid in full when due, subject to any applicable grace period, whether upon redemption pursuant to the terms of the Notes, by acceleration or otherwise, and interest on the overdue principal (including interest accruing at the then applicable rate provided in this Indenture Documents after the occurrence of any Event of Default set forth in Section 6.01(8), whether or not a claim for post-filing or post-petition interest is allowed under applicable law following the institution of a proceeding under bankruptcy, insolvency or similar laws), if any, and interest on any interest, if any, to the extent lawful, of the Notes and all other obligations of the Company to the Holders, the Trustee and the Collateral Agent hereunder, thereunder or under any Collateral Agreement shall be promptly paid in full or performed, all in accordance with the terms hereof, thereof and of the Collateral Agreements; and (ii) in case of any extension of time of payment or renewal of any of the Notes or of any such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 10.03.  The Guarantee of each Guarantor shall rank senior in right of payment to all existing and future subordinated Indebtedness of such Guarantor and equal in right of payment with all other existing and future senior obligations of such Guarantor.  Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, this Indenture, or any Collateral Agreement, the absence of any action to enforce the same, any waiver or consent by any of the Holders with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in this Guarantee.  The obligations of each Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, shall result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.  The net worth of any Guarantor for such purpose shall include any claim of such Guarantor against the Company for reimbursement and any claim against any other Guarantor for contribution.  Each Guarantor may consolidate with or merge into or sell its assets to the Company or another Guarantor without limitation in accordance with Sections 5.01, 4.11 and 10.04.  If any Holder, the Collateral Agent or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee, the Collateral Agent or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.  Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders, the Collateral Agent and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

SECTION 10.02.                            Release of a Guarantor.

A Guarantor will be automatically and unconditionally released from its Guarantee (and may subsequently dissolve) without any action required on the part of the Trustee or any Holder:

(1)                                 if (a) all of the Capital Stock issued by such Guarantor or all or substantially all of the assets of such Guarantor are sold or otherwise disposed of (including by way of merger or consolidation) to a Person other than the Company or any other Guarantor or (b) such Guarantor ceases to be a Restricted Subsidiary, and, in the case of clauses (a) and (b) of this Section 10.02(1), the Company otherwise complies, to the extent applicable, with Sections 4.11 and 5.01, respectively;

(2)                                 if the Company designates such Guarantor as an Unrestricted Subsidiary in accordance with Section 4.09;

(3)                                 if the Company exercises its legal defeasance option or its covenant defeasance option as described below under Section 8.01; or

(4)                                 upon satisfaction and discharge of this Indenture as described in Section 8.02 or payment in full in cash of the principal of, premium, if any, and accrued and unpaid interest, if any, on the Notes (including Additional Notes, if any) and all other Obligations that are then due and payable.

At the Company’s request and expense, the Trustee will execute and deliver an instrument evidencing such release. A Guarantor may also be released from its obligations under its Guarantee in connection with a permitted amendment of this Indenture.  Any Guarantor not so released remains liable for the full amount of its Guarantee as provided in this Article Ten.

SECTION 10.03.                            Limitation of Guarantor’s Liability.

Each Guarantor and, by its acceptance hereof, each of the Holders hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law.  To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 10.05, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

SECTION 10.04.                            [Reserved].

SECTION 10.05.                            Contribution.

In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a pro rata contribution from each other Guarantor hereunder based on the net assets of each other Guarantor.  The preceding sentence shall in no way affect the rights of the Holders to the benefits of this Indenture, the Notes or the Guarantees.

SECTION 10.06.                            Waiver of Subrogation.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

SECTION 10.07.                            Waiver of Stay, Extension or Usury Laws.

Each Guarantor covenants to the extent permitted by law that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force; and each Guarantor hereby expressly waives to the extent permitted by law all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 10.08.                            Execution and Delivery of Guarantees.

Each guarantor hereby agrees that its execution and delivery of this Indenture or any supplemental indenture substantially in the form of Exhibit E hereto executed on behalf of such Guarantor by an Officer thereof in accordance with Section 4.16 hereof shall evidence its Guarantee set forth in this Article 10 without the need for any further notation on the Notes.

ARTICLE ELEVEN
MISCELLANEOUS

SECTION 11.01.                            [Reserved].

SECTION 11.02.                            Notices.

Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to the Company:

Kratos Defense Systems & Solutions

4820 Eastgate Mall, Suite 200

San Diego, CA 92121

Tel: (858) 812-7300

Fax: (858) 812-7301

Attention: Deanna Lund

if to the Trustee:

Wilmington Trust, National Association

Global Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402-1544

Attention:  Kratos Defense Administrator

Facsimile No:  (612) 217-5651

if to the Collateral Agent:

Wilmington Trust, National Association

Global Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402-1544

Attention: Kratos Defense Administrator

Facsimile No:  (612) 217-5651

Each of the Company, the Trustee and the Collateral Agent by written notice to each other may designate additional or different addresses for notices to such Person.  Any notice or communication to the Company, the Trustee or the Collateral Agent shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if faxed; and five calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address or a notice sent by mail to the Trustee shall not be deemed to have been given until actually received by the addressee).

Any notice or communication mailed to a Holder shall be mailed to such Holder by first class mail or other equivalent means at such Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or purchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depository for such Note (or its designee) pursuant to the standing instructions from such Depository.

SECTION 11.03.                            [Reserved].

SECTION 11.04.                            Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company or any Guarantor to the Trustee or the Collateral Agent, as the case may be, to take any action under this Indenture, any Collateral Agreement or any other Indenture Document, the Company shall furnish to the Trustee or the Collateral Agent, as the case may be, upon request:

(1)                                 an Officers’ Certificate, in form and substance reasonably satisfactory to the Trustee or the Collateral Agent, as the case may be, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company or the applicable Guarantor (as the case may be), if any, provided for in this Indenture, any Collateral Agreement or any other Indenture Document relating to the proposed action have been complied with; and

(2)                                 an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company or the applicable Guarantor (as the case may be), if any, provided for in this Indenture relating to the proposed action have been complied with.

SECTION 11.05.                            Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, any Collateral Agreement or any other Indenture Document, other than the Officers’ Certificate required by Section 4.06(1), shall include:

(1)                                 a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                 a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                                 a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

SECTION 11.06.                            Rules by Trustee, Paying Agent, Registrar.

The Trustee may make reasonable rules in accordance with the Trustee’s customary practices for action by or at a meeting of Holders.  The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 11.07.                            Legal Holidays.

A “Legal Holiday” used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York or at the place of payment are authorized or required by law to close.  If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 11.08.                            Governing Law.

THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEES, THE COLLATERAL AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE.

SECTION 11.09.                            No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10.                            No Recourse Against Others.

No past, present or future director, officer, employee, incorporator or stockholder of the Company or of any Subsidiary of the Company, as such, shall have any liability for any obligations of the Company or the Guarantors under this Indenture, the Notes, the Guarantees or the Collateral Agreements or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and Guarantees.  The waiver may not be effective to waive liabilities under the federal securities laws.

SECTION 11.11.                            Successors.

All agreements of the Company and the Guarantors in this Indenture, the Notes, and the Guarantees shall bind their successors.  All agreements of each of the Trustee and the Collateral Agent in this Indenture shall bind their respective successors.

SECTION 11.12.                            Duplicate Originals.

All parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together shall represent the same agreement.

SECTION 11.13.                            Severability.

In case any one or more of the provisions in this Indenture, the Notes or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 11.14.                            Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS INDENTURE, THE NOTES, THE GUARANTEES, THE COLLATERAL AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE.

ARTICLE TWELVE
SECURITY

SECTION 12.01.                            Security Interest.

(1)                                 The due and punctual payment of the principal of, premium, if any, interest, if any, on the Notes and amounts due hereunder and under the Guarantees when and as the same shall be due and payable, whether on an Interest Payment Date, by acceleration, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest (to the extent permitted by law), if any, on the Notes and the performance of all other Obligations of the Company and the Guarantors to the Holders or the Trustee under this Indenture, the Collateral Agreements, the Guarantees and the Notes shall be secured as provided in the Collateral Agreements.  Notwithstanding anything to the contrary herein, no Collateral shall consist of any Excluded Assets.

(2)                                 Each Holder, by its acceptance of a Note, consents and agrees to the terms of each Collateral Agreement, as the same may be in effect or may be amended from time to time in accordance with its respective terms, and authorizes and directs the Collateral Agent to enter into this Indenture and the Collateral Agreements and to perform its obligations and exercise its rights thereunder in accordance therewith.  The Company shall, and shall cause each of its Domestic Restricted Subsidiaries to, do or cause to be done, at its sole cost and expense, all such actions and things as may be required by the provisions of the Collateral Agreements and applicable law, to assure and confirm to the Collateral Agent the security interests in the Collateral contemplated by the Collateral Agreements, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes and Guarantees secured hereby and thereby, according to the intent and purpose herein and therein expressed and subject to the Intercreditor Agreement, including taking all commercially reasonable actions (including filing of UCC continuation statements and UCC amendments) required to cause the Collateral Agreements to create and maintain, as security for the Obligations contained in this Indenture, the Notes, the Collateral Agreements and the Guarantees valid and enforceable, perfected (to the extent required therein) security interests in and on all the Collateral, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons other than as set forth in the Intercreditor Agreement, and subject to no other Liens, in each case, except as expressly provided herein or therein.  If required for the purpose of meeting the legal requirements of any jurisdiction in which any of the Collateral may at the time be located, the Company shall have the power to appoint, and shall take all reasonable action to appoint, one or more Persons to act as co-Collateral Agent with respect to any such Collateral, with such rights and powers limited to those deemed necessary for the Company, the Trustee or the Collateral Agent to comply with any such legal requirements with respect to such Collateral, and which rights and powers shall not be inconsistent with the provisions of this Indenture or any Indenture Document. The Company shall from time to time promptly pay all reasonable financing and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture, the Collateral Agreements and any amendments hereto or thereto and any other instruments of further assurance required pursuant hereto or thereto.

SECTION 12.02.                            Opinions.

The Company shall furnish to the Trustee and the Collateral Agent (if other than the Trustee), on or within three months of the last day of each fiscal year, commencing on December 30, 2018, an Opinion of Counsel either (i) stating that, in the opinion of such counsel, all action necessary to perfect or continue the perfection of the security interests created by the Collateral Agreements and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given have been taken or (ii) stating that, in the opinion of such counsel, no such action is necessary to perfect or continue the perfection of any security interest created under any of the Collateral Agreements.

SECTION 12.03.                            Release of Collateral.

The Collateral Agent shall not at any time release Collateral from the security interests created by the Collateral Agreements unless such release is in accordance with the provisions of this Indenture and the applicable Collateral Agreements.

The release of any Collateral from the terms of the Collateral Agreements shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Collateral Agreements.

Notwithstanding any provision to the contrary herein, Collateral comprised of accounts receivable, and inventory or the proceeds of the foregoing, or cash shall be subject to release upon sales of such inventory, collection of the proceeds of such accounts receivable, and withdrawals of cash from the Company’s deposit accounts in the ordinary course of business.  If requested in writing by the Company, the Trustee shall instruct the Collateral Agent to execute and deliver such documents, instruments or statements and to take such other action as the Company may request to evidence or confirm that the Collateral falling under this Section 12.03 has been released from the Liens of each of the Collateral Agreements.

SECTION 12.04.                            Specified Releases of Collateral.

The Company and the Guarantors will be entitled to releases of assets included in the Collateral from the Liens securing Indenture Obligations under any one or more of the following circumstances, and such Liens on such assets shall immediately and automatically, without the need for any further action by any Person, be released, terminated and discharged:

(1)                                 in part, as to any property constituting Collateral that is sold, transferred or otherwise disposed of by the Company or any of the Guarantors to a Person that is not the Company or a Guarantor in a transaction permitted or not prohibited under Section 4.11;

(2)                                 in whole as to a Guarantor’s assets where such Guarantor is being released from its Guarantee and the other Indenture Obligations in accordance with the terms of this Indenture (including by virtue of such Guarantor ceasing to be a Restricted Subsidiary); or

(3)                                 in whole or in part, as applicable, if required in accordance with the terms of any Collateral Agreement.

Prior to any release of assets under this Section 12.04, the Company shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to such release of assets have been complied with. Upon receipt of such Officers’ Certificate and any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Collateral Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Agreements.

SECTION 12.05.                            Release upon Satisfaction or Defeasance of All Outstanding Obligations.

The Liens on the Collateral that secure the Indenture Obligations will automatically, without the need for any further action by any Person, be released, terminated and discharged in whole:

(1)                                 upon Legal Defeasance or Covenant Defeasance pursuant to Section 8.01 or satisfaction and discharge of this Indenture pursuant to Section 8.02;

(2)                                 with the consent of the Holders of the requisite percentage of Notes in accordance with the provisions of Section 9.01; or

(3)                                 upon payment in full of the principal of and accrued and unpaid interest, including premium, if any, on the Notes.

Prior to any release of any Liens on the Collateral that secures the Indenture Obligations under this Section 12.05, the Company shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to such release of Liens have been complied with. Upon receipt of such Officers’ Certificate and any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Collateral Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Agreements.

SECTION 12.06.                            Form and Sufficiency of Release.

In the event that the Company or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that may be sold, exchanged or otherwise disposed of by such Company or such Guarantor (other than to the Company or another Guarantor), and such Company or such Guarantor requests in writing the Collateral Agent to furnish a written disclaimer, release or quit-claim of any interest in such property under this Indenture and the Collateral Agreements, the Collateral Agent shall execute, acknowledge and deliver to the Company or such Guarantor (in proper form prepared by the Company or such Guarantor) such an instrument promptly after satisfaction of the conditions set forth herein for delivery of any such release.  Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Collateral Agent hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture or of the Collateral Agreements.

SECTION 12.07.                            Purchaser Protected.

No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Trustee or the Collateral Agent to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Indenture to be sold or otherwise disposed of by the Company be under any obligation to ascertain or inquire into the authority of the Company to make such sale or other disposition.

SECTION 12.08.                            Authorization of Actions to Be Taken by the Collateral Agent Under the Collateral Agreements.

Wilmington Trust, National Association is hereby appointed Collateral Agent.  Subject to the provisions of the applicable Collateral Agreements, each Holder, by acceptance of its Note(s) agrees that (a) the Collateral Agent shall execute and deliver the Collateral Agreements and act in accordance with the terms thereof, (b) the Collateral Agent may, in its sole discretion and without the consent of the Trustee or the Holders, take all actions it may deem necessary or appropriate in order to (i) enforce any of the terms of the Collateral Agreements and (ii) collect and receive any and all amounts payable in respect of the Obligations of the Company and the Guarantors hereunder and under the Notes, the Guarantees and the Collateral Agreements and (c) to the extent permitted by this Indenture, the Collateral Agent shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Collateral Agreements or this Indenture, and suits and proceedings as the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Trustee and the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Collateral Agent, the Holders or the Trustee).  Notwithstanding the foregoing, the Collateral Agent may, at the expense of the Company, request the direction of the Holders with respect to any such actions and upon receipt of the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes, shall take such actions; provided that all actions so taken shall, at all times, be in conformity with the requirements of the Intercreditor Agreement.

SECTION 12.09.                            Authorization of Receipt of Funds by the Trustee Under the Collateral Agreements.

The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Collateral Agreements and to the extent not prohibited under the Intercreditor Agreement, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.10 and the other provisions of this Indenture.

SECTION 12.10.                            Intercreditor Agreement.

This Article Twelve and the Collateral Agreements are subject to the terms, limitations and conditions set forth in the Intercreditor Agreement.  Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Indenture and the Collateral Agreements and the exercise of any right or remedy by the Collateral Agent hereunder and thereunder are subject to the provisions of the Intercreditor Agreement.  In the event of any conflict between the terms of the Intercreditor Agreement and this Indenture with respect to lien priority or rights and remedies in connection with the Common Collateral (as defined in the Intercreditor Agreement), the terms of the Intercreditor Agreement shall govern.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

By:	/s/ Deanna H. Lund
Name:	Deanna H. Lund
Title:	Executive Vice President and Chief Financial Officer

AI METRIX, INC.
AIRORLITE COMMUNICATIONS, INC.
AVTEC SYSTEMS, INC.
BSC PARTNERS, LLC
CARLSBAD ISI, INC.
CHARLESTON MARINE CONTAINERS INC.
DALLASTOWN REALTY I, LLC
DALLASTOWN REALTY II, LLC
DEFENSE SYSTEMS, INCORPORATED
DEI SERVICES CORPORATION
DFI REALTY, LLC
DIGITAL FUSION SOLUTIONS, INC.
DIGITAL FUSION, INC.
DIVERSIFIED SECURITY SOLUTIONS, INC.
DTI ASSOCIATES, INC.
GENERAL MICROWAVE CORPORATION
GENERAL MICROWAVE ISRAEL CORPORATION
GICHNER SYSTEMS GROUP, INC.
GICHNER SYSTEMS INTERNATIONAL, INC.
HAVERSTICK CONSULTING, INC.
HAVERSTICK GOVERNMENT SOLUTIONS, INC.
HENRY BROS. ELECTRONICS, INC. (DE)
HENRY BROS. ELECTRONICS, INC. (NJ)
HENRY BROS. ELECTRONICS, L.L.C.
HGS HOLDINGS, INC.
JMA ASSOCIATES, INC.
KPSS GOVERNMENT SOLUTIONS, INC.
KRATOS COMMUNICATIONS, INC.
KRATOS DEFENSE & ROCKET SUPPORT SERVICES, INC.

KRATOS INTEGRAL HOLDINGS, LLC
KRATOS INTEGRAL SYSTEMS INTERNATIONAL, INC.
KRATOS PUBLIC SAFETY & SECURITY SOLUTIONS, INC.
KRATOS SOUTHEAST, INC.
KRATOS SOUTHWEST L.P.
KRATOS SPACE & MISSILE DEFENSE SYSTEMS, INC.
KRATOS TECHNOLOGY & TRAINING SOLUTIONS, INC.
KRATOS TEXAS, INC.
KRATOS UNMANNED AERIAL SYSTEMS, INC.
KRATOS UNMANNED SYSTEMS SOLUTIONS, INC.
LVDM, INC.
MADISON RESEARCH CORPORATION
MICRO SYSTEMS, INC.
MSI ACQUISITION CORP.
POLEXIS, INC.
REAL TIME LOGIC, INC.
REALITY BASED IT SERVICES LTD.
ROCKET SUPPORT SERVICES, LLC
SAT CORPORATION
SCT ACQUISITION, LLC
SCT REAL ESTATE, LLC
SECUREINFO CORPORATION
SHADOW II, INC.
SUMMIT RESEARCH CORPORATION
WFI NMC CORP.

By:	/s/ Deanna H. Lund
Name:	Deanna H. Lund
Title:	Executive Vice President and Chief Financial Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee and Collateral Agent

By:	/s/ Jane Schweiger
Name:	Jane Schweiger
Title:	Vice President

EXHIBIT A

[FORM OF INITIAL NOTE]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: SIX MONTHS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY

OF THE RESALE RESTRICTIONS SET FORTH IN THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

BY ITS ACQUISITION OF THIS SECURITY OR ANY INTEREST HEREIN, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT (A) EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST HEREIN CONSTITUTES THE ASSETS OF (i) AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (ii) A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR (iii) AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT (EACH OF THE FOREGOING DESCRIBED IN CLAUSES (i), (ii) AND (iii) BEING REFERRED TO AS A “PLAN”), OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS AND (B) EACH PURCHASER OF THIS SECURITY OR ANY INTEREST HEREIN THAT IS, OR IS ACQUIRING A NOTE OR ANY INTEREST HEREIN WITH THE ASSETS OF, A PLAN SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (EACH, AN “ERISA PLAN”) WILL BE DEEMED TO REPRESENT, WARRANT AND ACKNOWLEDGE AS LONG AS IT HOLDS SUCH INVESTMENT THAT A FIDUCIARY (THE “FIDUCIARY”) INDEPENDENT OF THE ISSUER, THE INITIAL PURCHASERS AND THE GUARANTORS (EACH, A “TRANSACTION PARTY”) ACTING ON THE ERISA PLAN’S BEHALF IS AND AT ALL TIMES WILL BE RESPONSIBLE FOR ITS DECISION TO INVEST IN AND HOLD THIS SECURITY AND ANY INTEREST HEREIN AND THAT SUCH FIDUCIARY (1) IS EITHER A U.S. BANK, A U.S. INSURANCE CARRIER, A U.S. REGISTERED INVESTMENT ADVISER, A U.S. REGISTERED BROKER DEALER OR AN INDEPENDENT FIDUCIARY WITH AT LEAST $50 MILLION OF ASSETS UNDER MANAGEMENT OR CONTROL, IN EACH CASE UNDER THE REQUIREMENTS SPECIFIED IN THE U.S. CODE OF FEDERAL REGULATIONS, 29 C.F.R. SECTION 2510.3 21(C)(1)(I), AS AMENDED FROM TIME TO TIME, (2) IN THE CASE OF AN ERISA PLAN THAT IS AN INDIVIDUAL RETIREMENT ACCOUNT (AN “IRA”), IS NOT THE IRA OWNER, BENEFICIARY OF THE IRA OR RELATIVE OF THE IRA OWNER OR BENEFICIARY, (3) IS CAPABLE OF EVALUATING INVESTMENT RISKS INDEPENDENTLY, BOTH IN GENERAL AND WITH REGARD TO THE PROSPECTIVE INVESTMENT IN THIS SECURITY, (4) IS A FIDUCIARY UNDER ERISA OR THE CODE, OR BOTH, WITH RESPECT TO THE DECISION TO ACQUIRE AND HOLD THIS

SECURITY OR ANY INTEREST HEREIN, (5) HAS EXERCISED INDEPENDENT JUDGMENT IN EVALUATING WHETHER TO INVEST THE ASSETS OF THE ERISA PLAN IN THIS SECURITY OR ANY INTEREST HEREIN, (6) UNDERSTANDS AND HAS BEEN FAIRLY INFORMED OF THE EXISTENCE AND THE NATURE OF THE FINANCIAL INTERESTS OF THE TRANSACTION PARTIES IN CONNECTION WITH THE ERISA PLAN’S ACQUISITION OF THIS SECURITY OR ANY INTEREST HEREIN, (7) UNDERSTANDS THAT THE TRANSACTION PARTIES ARE NOT UNDERTAKING TO PROVIDE IMPARTIAL INVESTMENT ADVICE, OR TO GIVE ADVICE IN A FIDUCIARY CAPACITY TO THE ERISA PLAN, IN CONNECTION WITH THE ERISA PLAN’S ACQUISITION OR HOLDING OF THIS SECURITY OR ANY INTEREST HEREIN AND (8) CONFIRMS THAT NO FEE OR OTHER COMPENSATION WILL BE PAID DIRECTLY TO ANY OF THE TRANSACTION PARTIES BY THE ERISA PLAN, OR ANY FIDUCIARY, PARTICIPANT OR BENEFICIARY OF THE ERISA PLAN, FOR THE PROVISION OF INVESTMENT ADVICE (AS OPPOSED TO OTHER SERVICES) IN CONNECTION WITH THE ERISA PLAN’S ACQUISITION OF, OR HOLDING OF AN INTEREST IN, THIS SECURITY OR ANY INTEREST HEREIN.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

6.50% SENIOR SECURED NOTES DUE 2025

CUSIP No. [144A: 50077B AM0][Reg S: U50103 AF4][IAI: 50077B AN8]

No. [A / S / IAI ]	$

Kratos Defense & Security Solutions, Inc., a Delaware corporation (the “Company”, which term includes any successors under the Indenture hereinafter referred to), for value received promises to pay to Cede & Co., or registered assigns, the principal sum of           DOLLARS ($         )[, or such greater or lesser amount as may be indicated in the attached Schedule of Exchange of Interests,] on November 30, 2025.

Interest Rate:  6.50%.

Interest Payment Dates:  November 30 and May 30, commencing May 30, 2018.

Record Dates:  November 15 and May 15.

Reference is made to the further provisions of this Note contained on the reverse side of this Note, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

By:
Name:
Title:

Dated:

TRUSTEE CERTIFICATE OF AUTHENTICATION

This is one of the 6.50% Senior Secured Notes due 2025 referred to in the within-mentioned Indenture.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

Dated:

By:
Authorized Signatory

(REVERSE OF NOTE)

6.50% Senior Secured Note due 2025

(1)           Interest.  Kratos Defense & Security Solutions, Inc., a Delaware corporation (the “Company”, which term includes any successors under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Note at the rate per annum shown above.  Interest on the Note will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from and including the date of issuance.  The Company will pay interest in cash semi-annually in arrears on each Interest Payment Date, commencing       , 20  .  Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.  The Company shall pay interest on overdue principal (including interest accruing at the then applicable rate provided in the Indenture Documents after the occurrence of any Event of Default set forth in Section 6.01(6) or (7) of the Indenture, whether or not a claim for post-filing or post-petition interest is allowed under applicable law following the institution of a proceeding under bankruptcy, insolvency or similar laws) at 1% per annum in excess of the rate per annum set forth in the Notes (the “Default Rate”), and it shall pay interest on overdue installments of interest, if any, at the same Default Rate to the extent lawful.

(2)           Method of Payment.  The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date, and on or before such Interest Payment Date.  Holders must surrender Notes to a Paying Agent to collect principal payments.  The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”).  However, the Company may pay principal and interest by check payable in such U.S. Legal Tender.  The Company shall deliver any such interest payment to the Paying Agent for delivery to a Holder at the Holder’s registered address.

(3)           Paying Agent and Registrar.  Initially, Wilmington Trust, National Association (the “Trustee”) will act as Paying Agent and Registrar.  The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.  Neither the Company nor any Affiliate of the Company may act as Paying Agent.

(4)           Indenture.  The Notes were issued under an Indenture, dated as of November 20, 2017 (the “Indenture”), by and between the Company and the Trustee.   The Notes are senior secured obligations of the Company.  Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.  Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein.

(5)           Redemption.  The Notes are subject to optional redemption as further described in the Indenture.  The Company shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

(6)           Offers to Purchase.  Sections 4.10 and 4.11 of the Indenture provide that upon the occurrence of a Change of Control and after certain Asset Sales and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

(7)           Denominations; Transfer; Exchange.  The Notes are in registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.  A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes, fees or similar governmental charges payable in connection therewith as permitted by the Indenture.  The Registrar shall not be required to register the transfer or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three of the Indenture, except the unredeemed portion of any Note being redeemed in part.

(8)           Persons Deemed Owners.  The registered Holder of a Note shall be treated as the owner of it for all purposes.

(9)           Unclaimed Money.  Subject to applicable law, if money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent may pay the money without interest thereon back to the Company.  After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

(10)         Discharge Prior to Redemption or Maturity.  If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or stated maturity and complies with the other provisions of the Indenture relating thereto, the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, except for the rights of Holders to receive payments in respect of the principal of, and premium, if any, interest, if any, on the Notes when such payments are due from the deposits referred to above.

(11)         Amendment; Supplement; Waiver.  The Indenture, the Notes, the Guarantees, and the Collateral Agreements may be amended or supplemented as provided in the Indenture.

(12)         Successors.  When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes, the Guarantees and the Indenture, the predecessor will be released from those obligations.

(13)         Defaults and Remedies.  The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Issuer, the Guarantors, the Trustee and the Holders shall be set forth in the applicable provisions of the Indenture.

(14)         Trustee Dealings with Company.  Subject to the terms the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, the Subsidiaries or their respective Affiliates as if it were not the Trustee.

(15)         No Recourse against Others.  No past, present or future director, officer, employee, incorporator or stockholder of the Company or of any Subsidiary of the Company, as such, shall have any liability for any obligations of the Company or the Guarantors under the Indenture, the Notes, the Guarantees or the Collateral Agreements or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and Guarantees.  The waiver may not be effective to waive liabilities under the federal securities laws.

(16)         Guarantee.  Subject to the terms and conditions of Article Ten of the Indenture, payment of principal, interest, if any (including interest on overdue principal and overdue interest, if lawful), is unconditionally guaranteed, jointly and severally, by each of the Guarantors.

(17)         Intercreditor Agreement.  Each Holder, by its acceptance of its Note, agrees to be bound by the terms of the Intercreditor Agreement and all such replacement Intercreditor Agreement and each of the Guarantors, if any, and the Holders hereby authorize the Trustee and the Collateral Agent to bind the Holders to the extent provided in the Intercreditor Agreement.  Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to the Indenture, this Note and the Collateral Agreements and the exercise of any right or remedy by the Collateral Agent hereunder and thereunder are subject to the provisions of the Intercreditor Agreement.  In the event of any conflict between the terms of the Intercreditor Agreement and this Note with respect to lien priority or rights and remedies in connection with the Common Collateral (as defined in the Intercreditor Agreement), the terms of the Intercreditor Agreement shall govern.

(18)         Authentication.  This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

(19)         Governing Law.  THIS NOTE, THE GUARANTEES, THE INDENTURE, AND THE COLLATERAL AGREEMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

(20)         Waiver of Jury Trial.  Each of the parties hereto and the Holders (by their acceptance of the Note) hereby irrevocably waives, to the fullest extent permitted by law, any and all right to trial by jury in any action or proceeding arising out of or in connection with the Indenture, this Note, the Guarantees, the Collateral Agreements or the transactions contemplated by the Indenture.

(21)         Security.  The Company’s and Guarantors’ obligations under the Notes are secured by Liens on the Collateral pursuant to the terms of the Collateral Agreements.  The actions of the Trustee and the Holders of the Notes secured by such Liens and the application of proceeds from the enforcement of any remedies with respect to such Collateral are limited pursuant to the terms of the Collateral Agreements.

(22)         Abbreviations and Defined Terms.  Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(23)         CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon, and any such redemption shall not be affected by any defect in or omission of such numbers.

The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture.  Requests may be made to: Kratos Defense & Security Solutions, Inc., 4820 Eastgate Mall, Suite 200, San Diego, CA 92121.

ASSIGNMENT FORM

If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

(Print or type name, address and zip code and
social security or tax ID number of assignee)

and irrevocably
appoint

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Dated:

Signed:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) May 20, 2018, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

[Check One]

(1) ☐	to the Company or a subsidiary thereof;
(2) ☐	pursuant to and in compliance with Rule 144A under the Securities Act;
(3) ☐

pursuant to an exemption from registration under the Securities Act and to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee);

(4) ☐	outside the United States to a person other than a “U.S. person” in compliance with Rule 904 of Regulation S under the Securities Act;
(5) ☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act;
(6) ☐	pursuant to an exemption from registration under the Securities Act other than provided for in boxes (2), (3), (4) or (5); or
(7) ☐	pursuant to an effective registration statement under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4), (5) or (6) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.15 of the Indenture shall have been satisfied.

Dated:

Signed:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or Section 4.11 of the Indenture, check the appropriate box:

Section 4.10 [         ]

Section 4.11 [         ]

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.10 or Section 4.11 of the Indenture, state the amount you elect to have purchased (in minimum denominations of $2,000 or integral multiples of $1,000 in excess thereof, except if you have elected to have all of your Notes purchased):

$

Dated:	Signature:

NOTICE:  The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser’s bank or broker.

Social Security or
Tax ID No:

Signature Guarantee:

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of an interest in this Global Note for an interest in another Global Note or for a Physical Note, or exchanges of an interest in another Global Note or a Physical Note for an interest in this Global Note, have been made:

	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Decrease or Increase	Signature of Authorized Officer of Trustee or Note Custodian

Date of Exchange

EXHIBIT B

[FORM OF LEGEND FOR GLOBAL NOTES]

Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY.  THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITORY”), TO THE COMPANY OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

EXHIBIT C

Form of Certificate To Be

Delivered in Connection with

Transfers Pursuant to Regulation S

Wilmington Trust, National Association
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402-1544
Attn:  Kratos Defense Administrator

Re:	6.50% Senior Secured Notes due 2025 (the “Notes”) of Kratos Defense & Security Solutions, Inc., a Delaware corporation (the “Company,” which term includes any successor entity)

Ladies and Gentlemen:

In connection with our proposed sale of $            aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1)           the offer of the Notes was not made to a person in the United States;

(2)           either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(3)           no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

(4)           the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5)           we have advised the transferee of the transfer restrictions applicable to the Notes.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

EXHIBIT D

Form of Certificate To Be

Delivered in Connection with

Transfers to Institutional Accredited Investors

Wilmington Trust, National Association
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402-1544
Attn:  Kratos Defense Administrator

Re:	6.50% Senior Secured Notes due 2025 (the “Notes”) of Kratos Defense & Security Solutions, Inc., a Delaware corporation (the “Company,” which term includes any successor entity)

Ladies and Gentlemen:

In connection with our proposed purchase of $            aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with an exemption from the registration requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1)           We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account, or for the account of such an institutional “accredited investor” with respect to which we exercise sole investment discretion, at least $250,000 principal amount of the Notes, and we are acquiring the Notes, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act.  We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business.  We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment and acknowledge that we have either (a) received such information regarding the Company as we have requested or (b) determined not to request such information.

(2)           We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence.  We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only in accordance with the Restricted Notes Legend (as such term is defined in the indenture under which the Notes were issued) on the Notes and any applicable securities laws of any state of the United States.  The foregoing restrictions on resale will not apply subsequent to the

Resale Restriction Termination Date.  If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act.  Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes with respect to applicable transfers described in the Restricted Notes Legend to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

(3)           We, and any accounts for which we are acting, are aware that the transferor is relying upon foregoing representations in order to claim an exemption from the registration requirements of the Securities Act.

Very truly yours,

[Name of Transferee]

By:
Authorized Signature

EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of ______, among the parties identified in the signature page of this Supplemental Indenture as a Guaranteeing Subsidiary (each a “Guaranteeing Subsidiary”) of the Company, and Wilmington Trust, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, Kratos Defense & Security Solutions, Inc., a Delaware corporation (the “Issuer”) has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of November 20, 2017 providing for the issuance of 6.50% Senior Secured Notes due 2025 (the “Notes”);

WHEREAS, Section 4.16 of the Indenture provides that under certain circumstances each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture and a Guarantee pursuant to which any newly-acquired or created Guarantor shall unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture on the terms and conditions set forth therein and herein and in such Guarantee; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and delivery this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1)           Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2)           Joinder to Indenture.  Each of the Guaranteeing Subsidiaries hereby agree to become bound by the terms, conditions and other provisions of the Indenture with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named as a Guarantor therein and as if such Guaranteeing Subsidiary executed the Indenture on the date thereof.

(3)           Agreement to Guarantee.  Each Guarantor hereby fully, irrevocably and unconditionally, jointly and severally, unconditionally and irrevocably guarantees (such guarantee, as amended or supplemented from time to time, to be referred to herein as the “Guarantee”), to each of the Holders, the Trustee and the Collateral Agent and their respective successors and assigns that (i) the principal of, premium, if any and interest, if any, on the Notes shall be promptly paid in full when due, subject to any applicable grace period, whether upon redemption pursuant to the terms of the Notes, by acceleration or otherwise, and interest on the overdue principal (including interest accruing at the then applicable rate provided in the Indenture Documents after the occurrence of any Event of Default set forth in Section 6.01(6) or 6.01(7) of the Indenture, whether or not a claim for post-filing or post-petition interest is allowed under applicable law following the institution of a proceeding under bankruptcy, insolvency or similar laws), if any, and interest on any interest, if any, to the extent lawful, of the Notes and all other obligations of the Company to the Holders, the Trustee and the Collateral Agent hereunder, thereunder or under any Collateral Agreement shall be promptly paid in full or performed, all in accordance with the terms hereof, thereof and of the Collateral Agreements; and (ii) in case of any extension of time of payment or renewal of any of the Notes or of any such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 10.03 of the Indenture.

The obligations of each Guaranteeing Subsidiary to the Holders and to the Trustee pursuant to this Supplemental Indenture and the Indenture are expressly set forth in Article Ten of the Indenture and reference is hereby made to such Indenture for the precise terms of the Guarantee.

No past, present or future director, officer, employee, incorporator or stockholder of the Company or of any Subsidiary of the Company, as such, shall have any liability for any obligations of the Company or the Guarantors under the Indenture, the Notes, the Guarantees or the Collateral Agreements or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and Guarantees.  The waiver may not be effective to waive liabilities under the federal securities laws.

The Guarantee executed and delivered hereby is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of the Company’s obligations under the Notes and Indenture or until released or legally defeased in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.  This is a Guarantee of payment and performance and not of collectibility.

The obligations of each Guaranteeing Subsidiary under its Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

THE TERMS OF ARTICLE TEN OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

(4)           GOVERNING LAW.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE

STATE OF NEW YORK.  EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

(5)           Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

(6)           Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date written below.

GUARANTEEING SUBSIDIARIES:
[ ]

By:
Name:
Title:

THE TRUSTEE:

Wilmington Trust, National Association, as Trustee

By:
Name:
Title: